UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NORDSTROM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 31, 2011

Dear Shareholder:

On behalf of the Board of Directors and all of us on the management team, we invite you to attend the 2011 Annual Meeting of Shareholders on Wednesday, May 11, 2011, at 11:00 a.m., Pacific Daylight Time. The meeting will be held in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

In addition to the topics described in the Notice of Annual Meeting and the Proxy Statement, we will update you on the business and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please cast your vote, whether by executing and returning a printed proxy card, over the Internet, or by telephone voting. This will ensure that your shares are represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Sincerely,

Blake W. Nordstrom	Peter E. Nordstrom	Erik B. Nordstrom
President	EVP and President – Merchandising	EVP and President – Stores

1617 Sixth Avenue, Seattle, Washington 98101-1707

1617 Sixth Avenue, Seattle, Washington 98101-1707

Notice of Annual Meeting of Shareholders

To the Shareholders of Nordstrom, Inc.:

The 2011 Annual Meeting of Shareholders (“Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held on Wednesday, May 11, 2011, at 11:00 a.m., Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

The meeting will be held for the following purposes:

1.	To elect twelve directors (“Directors”) to the Company’s Board of Directors (the “Board”) to hold office until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To approve the amendment to the Nordstrom, Inc. Employee Stock Purchase Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012;

4.	To conduct an advisory vote on compensation of our Named Executive Officers;

5.	To conduct an advisory vote on the frequency of future advisory votes on compensation of our Named Executive Officers; and

6.	To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

The Board recommends that shareholders vote “FOR” proposals 1, 2, 3, and 4 and for “1 Year” under proposal 5 as outlined in the accompanying Proxy Statement.

Holders of shares of Nordstrom Common Stock (“Common Stock”) of record at the close of business on March 11, 2011 (the “record date”) are entitled to notice of, and to vote on, the matters that will be presented at the meeting. There were 218,078,190 shares of Common Stock issued and outstanding as of March 11, 2011.

Shareholders are invited to attend the 2011 Annual Meeting of Shareholders in person. Those who are hearing impaired or require other assistance should contact the Company at 206-373-3033, so that we may facilitate your participation at the meeting.

A live webcast of the 2011 Annual Meeting of Shareholders will be provided from the Company’s Investor Relations web site at www.nordstrom.com. Select Investor Relations, then select the Webcast icon and follow the instructions given. Additionally, the recorded webcast will be available on the Investor Relations web site for a period of 30 days following the 2011 Annual Meeting of Shareholders.

On or about March 31, 2011, we will mail to our shareholders either: (i) a copy of our Proxy Statement, a proxy card and an Annual Report, or (ii) a Notice of Internet Availability of Proxy Materials, which will indicate how to access the proxy materials on the Internet. We are pleased to once again furnish proxy materials to our shareholders on the Internet. We believe this approach provides our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of getting these materials to you in connection with our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the meeting, you are encouraged to vote.

By order of the Board of Directors,

Robert B. Sari

Secretary

Seattle, Washington

March 31, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2011

The accompanying Proxy Statement and the 2010 Annual Report on Form 10-K are available at

http://investor.nordstrom.com

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

You are receiving these materials because you are a shareholder of Nordstrom, Inc. as of March 11, 2011, and are entitled to receive notice of the 2011 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:

•	to elect the twelve nominees named in this Proxy Statement to the Board (Proposal No. 1);

•	to approve the amendment to the Nordstrom, Inc. Employee Stock Purchase Plan (Proposal No. 2);

•	to ratify the appointment of our Independent Registered Public Accounting Firm (Proposal No. 3);

•	to conduct an advisory vote on compensation of our Named Executive Officers (Proposal No. 4);

•	to conduct an advisory vote on the frequency of future advisory votes on compensation of our Named Executive Officers (Proposal No. 5); and

•	such other business as may properly come before the meeting and any adjournments or postponements thereof.

3.	What are the Board’s voting recommendations?

•	“FOR” each of the nominees to the Board of Directors (Proposal No. 1);

•	“FOR” approval of the amendment to the Nordstrom, Inc. Employee Stock Purchase Plan (Proposal No. 2);

•	“FOR” ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 3);

•	“FOR” approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 4); and

•	“1 YEAR” for the frequency of the holding of future advisory votes on executive compensation (Proposal No. 5).

4.	Where is the Annual Meeting being held?

The Annual Meeting is being held in the John W. Nordstrom Room, which is located in the Downtown Seattle Nordstrom Store, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1707.

5.	What is a proxy?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Blake W. Nordstrom, our President, and Robert B. Sari, an Executive Vice President and our General Counsel and Secretary, as your proxies to vote your shares as directed.

6.	What is the purpose of this Proxy Statement?

This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board Committee structure and executive compensation.

7.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, The Bank of New York Mellon; shares held in Nordstrom’s 401(k) Plan & Profit Sharing or

Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

8.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), access to our proxy materials is available over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to some of our shareholders of record. If you received an Availability Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Availability Notice also tells you how to access your proxy card to vote on the Internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Availability Notice.

9.	When is the record date for the 2011 Annual Meeting of Shareholders and what does it mean?

The record date for the 2011 Annual Meeting of Shareholders is March 11, 2011. Owners of Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting.

10.	Who can vote on matters that will be presented at the Annual Meeting?

You can vote if you were a shareholder of record or street name shareholder of Nordstrom at the close of business on the record date of March 11, 2011.

11.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. For the Annual Meeting, we must have a quorum of at least a majority of the outstanding shares of Common Stock as of the record date. Your shares will be counted toward the number needed for a quorum if you: (i) submit a valid proxy card or voting instruction form, (ii) give proper instructions over the telephone or on the Internet, or (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

12.	What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

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Shareholders of record: If your shares are registered directly in your name with Nordstrom’s transfer agent, The Bank of New York Mellon, you are considered the “shareholder of record” or a “registered shareholder,” and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

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Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

13.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

14.	Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

15.	How do I cast my vote?

•	Shareholders of record: You may vote by telephone, on the Internet or by mail as described below.

•	Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder.

We encourage you to vote by telephone or on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote by telephone or on the Internet, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

The telephone and Internet voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, please do not return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 10, 2011.

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Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	Voting by Mail. You may vote by signing, dating and returning your proxy card.

The method by which you vote your proxy card will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our Board recommends that you vote using one of the other voting methods since it is not practical for most shareholders to attend the Annual Meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

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Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 8, 2011, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan & Profit Sharing shares that have been voted.

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Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

16.	What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Approval of the Amendment to the Nordstrom, Inc. Employee Stock Purchase Plan	Majority of Votes Cast*	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Advisory Vote on Executive Compensation	Majority of Votes Cast	No
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Plurality of Votes Cast**	No

*Under the New York Stock Exchange (“NYSE”) rules, votes cast on this proposal must also exceed 50% of the Company’s outstanding shares; see “Approval of the Amendment to the Nordstrom, Inc. Employee Stock Purchase Plan ” below.

**Shareholders will be deemed to have selected the alternative that receives the most votes, even if that alternative is less than a majority of votes cast.

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker non-votes (broker non-votes and discretionary voting are explained in the answer to Question 18) are not considered “votes cast” and have no effect on the proposals.

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Election of Directors; Majority Vote Policy: In the election of directors, the Company has adopted a majority voting standard as described in more detail on page 28 under “Director Elections.” Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the director nominee. If a director nominee does not receive the requisite votes, that director’s term will end on the date on which an individual is selected by the Board to fill the position held by such director or ninety (90) days after the date the election results are determined, whichever occurs first.

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Approval of the Amendment to the Nordstrom, Inc. Employee Stock Purchase Plan: NYSE rules require that the total votes cast on this proposal must represent greater than 50% of all the shares entitled to vote on this proposal (the “Outstanding Shares”). That is, the total number of votes cast “for” and “against” the proposal (collectively, the “Shares Voted”) must exceed 50% of the Outstanding Shares. For purposes of this proposal, the NYSE considers an abstention as a vote against approval. Because your bank, broker or other holder of record does not have discretionary voting authority to vote your shares on this proposal absent specific instructions from you, broker non-votes could create a situation where the Shares Voted do not exceed 50% of the Outstanding Shares. It is therefore important that you vote, or direct the holder of record to vote, on this proposal.

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Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the Ratification of Appointment of Independent Registered Public Accounting Firm.

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Advisory Vote on Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation plan. You may vote ”for”, “against” or “abstain” on this proposal.

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Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation: A plurality of votes cast means the highest number of “for” votes will be the advisory vote of the shareholders. You may vote “1 Year,” “2 Years,” “3 Years,” or abstain.

17.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;

•	signing another proxy card with a later date and mailing it to Broadridge Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

18.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

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Shareholders of record: If you are a registered shareholder and do not return your voted proxy card or vote by phone or the Internet, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the proxies “FOR” Proposals 1, 2, 3, and 4 and for “1 Year” on Proposal 5. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the proxies will vote your shares on those additional proposals in accordance with their discretion.

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Street name shareholders: Your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. Brokerage firms and banks generally have the discretion, under NYSE rules, to vote uninstructed shares on certain “routine” matters for which their customers do not provide voting instructions. Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm, is considered a routine matter. Proposals 1, 2, 4 and 5, and any other matter presented at the meeting (see Other Matters, on page 18), will not be considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to the proposal, discretionary voting by your bank or broker is not allowed on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

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Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of shares held through the Company’s 401(k) Plan & Profit Sharing is not received by 11:59 p.m. Eastern Daylight Time on May 8, 2011, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee “FOR” Proposals 1, 2, 3, and 4 and for “1 Year” for Proposal 5. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with their discretion.

19.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders. An abstention will not represent a vote cast with respect to the election of directors, the amendment to the Nordstrom, Inc. Employee Stock Purchase Plan, the ratification of the appointment of the Company’s Independent Auditors, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation.

20.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the 2011 Annual Meeting of Shareholders. The Form 8-K will be available online at www.nordstrom.com. Select Investor Relations, then select SEC Filings.

21.	How does a shareholder propose actions for consideration at next year’s Annual Meeting of Shareholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must receive your written proposal no later than December 1, 2011. You should be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 11, 2012 and February 10, 2012, and it must contain information required by the Company’s Bylaws. With respect to director nominations, shareholders must also comply with our Director Nominating Process, described on page 23 of this Proxy Statement.

Please mail your proposals by U.S. mail, postage prepaid, to the attention of the Secretary, 1700 Seventh Avenue, Seattle, Washington 98101-4407.

22.	Can I receive future proxy materials online?

Yes. If you choose this option, you will not receive paper copies of the Proxy Statement and Annual Report in the mail. We encourage you to help us save the printing and mailing costs and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically. We intend to furnish proxy materials over the internet to more of our shareholders in the coming years.

You may sign up to receive future proxy materials online at www.nordstrom.com. Select Investor Relations, then select Electronic Delivery of Materials. If you are both a registered shareholder and a street name shareholder you must sign up for each category. Your choice to receive Internet distribution of your proxy materials will remain in effect until you revoke it by returning to the site and selecting the Change/Cancel Existing Enrollment link.

You can also review copies of the Proxy Statement and Annual Report online on the Company’s Investor Relations homepage at http://investor.nordstrom.com.

23.	Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

24.	What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Office of the Secretary at 206-303-2542.

Proposals To Be Voted Upon

Proposal 1 Election of Directors

The Board recommends a vote FOR each nominee.

A Board of twelve Directors will be elected at the Annual Meeting, each to hold office until the 2012 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. With the exception of Michelle M. Ebanks, all of the nominees listed below are currently Directors of the Company.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the persons named as proxies (see Question 5 on page 3) may vote for a person to be selected by the Board.

Director Qualifications and Experience

The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance and Nominating Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers, of large corporations. As a group, they also bring extensive board experience. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described in the Director Nominating Process section on page 23. Information related to the director nominees as of March 31, 2011 is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company:

Phyllis J. Campbell, 59 Director since 2004	Chairman of the Pacific Northwest Region of JPMorgan Chase since 2009. President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, from 2003 to 2009. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell held various other management positions of increasing responsibility with US Bank of Washington from 1989 to 1993. Ms. Campbell has been a director of Alaska Air Group, Inc. since 2002 and served as a director of Safeco Corporation from 1994 to 2006, Puget Energy, Inc., from 1999 to 2009 and as a director of its subsidiary, Puget Sound Energy, Inc. from 1993 to 2009. Ms. Campbell’s roles at JP Morgan Chase and US Bank provide her with extensive experience in the financial sector and its retail applications, including marketing, accounting and risk management. Further, Ms. Campbell’s prior role with The Seattle Foundation has provided her senior leadership skills as chief executive officer and her prior and current board experience at Alaska Air Group, Safeco and Puget Energy and its subsidiary has provided her key skills in working with directors, understanding board processes and functions and overseeing management.

Michelle M. Ebanks, 49 New Director Nominee	President of Essence Communications, a media and communications company and subsidiary of Time Inc., since 2005, and Group Publisher since 2001. Prior to that, Ms. Ebanks served as Senior Vice President and Chief Operating Officer of Time and Essence Magazines Partnership from 1999 to 2001. Ms. Ebanks was General Manager of Time, Inc.’s Money Magazine from 1998 to 1999 and Financial Director from 1996 to

1998. From 1985 to 1996, Ms. Ebanks held a number of management and financial positions of increasing responsibility with Conde Nast Publications, including Corporate Business Manager from 1993 to 1996. Ms. Ebanks has spent her career in media, publishing and communications businesses and her experiences at Essence Communications, Time, Inc. and Conde Nast Publications provide her key executive management, finance, operations, media and communications skills. Ms. Ebanks is considered an authority on marketing to and effectively reaching multi-cultural audiences, bringing a unique perspective to the Board.

Enrique Hernandez, Jr., 55 Director since 1997	President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986 and Executive Vice President and Assistant General Counsel from 1984 to 1986. Prior to joining Inter-Con Security Systems, Mr. Hernandez, who is a licensed attorney, practiced law with the firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Hernandez is principal partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences, which he co-founded in 1988. Mr. Hernandez has been a director of McDonald’s Corporation since 1996, Wells Fargo & Company since 2003 and Chevron Corporation since 2008. Mr. Hernandez served as a director of the Tribune Company from 2001 to 2007. Mr. Hernandez’s role at Inter-Con Security Systems provides him executive, operational, executive compensation and legal experience with a regulated business with a large number of employees in the United States and abroad. Mr. Hernandez’s role with Interspan Communications gives him key marketing skills which are invaluable in an evolving consumer market. Further, Mr. Hernandez’s significant board experience at McDonald’s, Wells Fargo, Chevron and the Tribune Company and his role as Nordstrom’s lead director from 2000 to 2006 and as Chairman of the Board since 2006 has provided him extensive experience in corporate governance matters and working with diverse boards of directors, overseeing management, assessing risk and responding to complex financial, operational and strategic challenges.

Robert G. Miller, 66 Director since 2005	Chief Executive Officer of Albertson’s, LLC, a retail grocery chain, since 2006. Prior to joining Albertson’s, Mr. Miller was Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Mr. Miller was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc., a grocery supermarket company, from 1998 to 1999 and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to 1998. He has been a director of Rite Aid Corporation since 1999 and has served as a director of Harrah’s Entertainment, Inc. from 1999 to 2008 and Wild Oats Markets, Inc. from 2004 to 2006. Mr. Miller’s experiences at Fred Meyer, Rite Aid and Albertson’s, which operate multi-store retail businesses in a highly competitive marketplace, provide him with financial, accounting, strategic and operational skills and experience acquiring and divesting assets. Mr. Miller’s extensive experience in the consumer products and retail industries enables him to provide insights that are invaluable to the Board. Further, Mr. Miller’s broad board experience at Rite Aid, Kroger, Fred Meyer, Harrah’s and Wild Oats Markets has provided him key skills in working with directors, understanding board processes and functions, responding to complex financial, operational and strategic challenges and overseeing management.

Blake W. Nordstrom, 50 Director since 2005 (a)	President of the Company since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom has held various other management and sales positions of increasing responsibility since 1975 when he joined the Company. He also served as a director of the Federal Reserve Bank of Seattle from 2004 to 2007 and has served as a director of the Federal Reserve Bank of San Francisco since 2007. Mr. Nordstrom’s significant and diverse managerial experience with the Company for more than 25 years, including executive and operational roles, gives him unique insights in retailing and into the Company’s challenges, opportunities and operations.

Erik B. Nordstrom, 47 Director since 2006 (a)	Executive Vice President and President – Stores since February 2006. From August 2000 to February 2006, Mr. Nordstrom served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since 1979 when he joined the Company. Mr. Nordstrom’s significant managerial experience with the Company for more than 25 years, including executive and operational roles, gives him unique insights in retailing and into the Company’s challenges, opportunities and operations.

Peter E. Nordstrom, 49 Director since 2006 (a)	Executive Vice President and President – Merchandising since February 2006. From September 2000 to February 2006, Mr. Nordstrom served as Executive Vice President and President of Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. He has held various other management and sales positions of increasing responsibility since 1978 when he joined the Company. Mr. Nordstrom’s significant managerial experience with the Company for more than 25 years, including executive and operational roles, gives him unique insights in retailing and into the Company’s challenges, opportunities and operations.

Philip G. Satre, 61 Director since 2006	A private investor since 2005. Mr. Satre was Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1994 to 2003 and a director of Harrah’s from 1988 to 2005, serving as Chairman of the Board from 1997 to 2005. Mr. Satre has held various other positions of increasing responsibility with Harrah’s since 1980 when he joined the company as Vice President, General Counsel and Secretary, to his retirement in 2005. Prior to joining Harrah’s, Mr. Satre practiced law with the firm of Vargas & Barlett in Reno, Nevada. He has been a director of Rite Aid Corporation since 2005, International Game Technology since January 2009 and its Chairman since December 2009, NV Energy, Inc. since 2005 and its Chairman since 2008. Mr. Satre served as a director of Tabcorp Holdings, Ltd. (Australia) from 2000 to 2007. Mr. Satre’s roles at Harrah’s Entertainment provide him legal experience, senior leadership skills as chief executive officer and experience overseeing customer loyalty and service programs. Further, Mr. Satre’s substantial board experience at Rite Aid, International Game Technology, NV Energy, Tabcorp and his role as Chairman of Harrah’s Entertainment, which under his leadership became one of the world’s largest gambling companies, provide him with extensive experience responding to complex financial, operational and strategic challenges, experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Felicia D. Thornton, 47 Director since 2010	Chief Executive Officer/U.S. of Knowledge Universe, a global education company, since 2006. Prior to joining Knowledge Universe, Ms. Thornton was Chief Financial Officer and Executive Vice President of Albertsons, a retail grocery chain, from 2001 to 2006. From 1999 to 2001, Ms. Thornton was Group Vice President, Retail Operations for The Kroger Co., a grocery supermarket company. Before joining The Kroger Co., Ms. Thornton held positions of increasing responsibility at Proctor & Gamble, Paramount Pictures, Stride Rite and Ralphs Grocery Company (Ralphs), including Group Vice President, Finance and Administration, at Ralphs. Ms. Thornton’s role as U.S. Chief Executive Officer at Knowledge Universe, which operates multiple business lines, provides her senior leadership skills and experience in strategic planning and operations. Additionally, Ms. Thornton’s experiences at Albertson’s, The Kroger Co., Stride Rite and Ralphs, which operate multi-store retail businesses in a highly competitive marketplace, provide her with financial, accounting, and process improvement skills and experience with corporate development.

B. Kevin Turner, 45 Director since 2010	Chief Operating Officer of Microsoft Corporation, the worldwide leader in software, services and solutions, since 2005. In his capacity as Chief Operating Officer, Mr. Turner’s areas of responsibility include global/worldwide sales, marketing, services, operations, customer service and support, worldwide licensing and pricing, corporate public relations, corporate information technology, worldwide partner channel management and the retail stores division. Mr. Turner served as Chief Executive Officer and President of Sam’s Club, a Wal-Mart subsidiary corporation from 2002 to 2005. Between 1985 and 2002, Mr. Turner held a number of positions of increasing responsibility with Wal-Mart Stores, Inc., including Executive Vice President and Global Chief Information Officer from 2001 to 2002. Mr. Turner’s experience at Microsoft and Wal-Mart have provided him with strategic and operational leadership skills and expertise in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations.

Robert D. Walter, 65 Director since 2008	A private investor since 2008. Mr. Walter was founder and former Chairman and CEO of Cardinal Health, Inc. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1971 to April 2006. Mr. Walter has been a director of American Express Company since 2002 and YUM! Brands, Inc. since 2008. He served as a director of Cardinal Health (and its predecessors) from 1971 to November 2008, and CBS Corporation (and its predecessor Viacom, Inc.) from 2000 to 2006. Mr. Walter’s roles at Cardinal Health, which under his leadership grew from a small regional business to become one of the largest distributors of pharmaceuticals, health and beauty products and hospital supplies in the United States, provide him executive, operational, accounting and executive compensation experience, leadership and strategic skills and significant experience acquiring and developing businesses and building management teams. Further, Mr. Walter’s proven financial and business acumen and significant board experience at American Express, YUM! Brands and CBS Corporation give him background and experience working with directors, overseeing management and assessing risk.

Alison A. Winter, 64 Director since 2001	Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, a company she founded in 2003. Ms. Winter has been a senior advisor and consultant to Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, since 2007. Ms. Winter, who is a Chartered Financial Analyst, was Northern Trust Corporation’s Founding President and Chief Executive Officer for Personal Financial Services – Northeast from 2003 to 2006, Co-President, Personal Financial Services from 2002 to 2003 and a member of the Management Committee from 2002 to 2006. She held various other positions of increasing responsibility with Northern Trust Corporation since 1971 when she joined the company. Ms. Winter’s roles at Northern Trust, which is a consumer and business-facing financial service company, have provided her significant executive and operational experience, leadership skills, an understanding of the consumer and financial experience.

(a)  Blake, Peter and Erik Nordstrom are brothers, great grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

Proposal 2 Approval of the Amendment to the Nordstrom, Inc. Employee Stock Purchase Plan

The Board of Directors recommends a vote FOR this proposal.

General

At the Annual Meeting, Shareholders will be asked to approve an amendment to the Nordstrom, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”). Shareholder approval of this amendment to the Stock Purchase Plan will:

•	increase the maximum number of shares of Common Stock authorized for issuance under the Stock Purchase Plan by 3,200,000 shares; and

•	modify the procedure used by the Compensation Committee to designate Company subsidiaries as participating subsidiaries in the Stock Purchase Plan.

The Stock Purchase Plan offers eligible employees the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions that are applied towards the purchase of Nordstrom Common Stock at a discount from the then-current market price.

The Stock Purchase Plan was originally adopted by the Board of Directors in November 1999 and was approved by our Shareholders in May 2000. In February 2005, in order to mitigate the financial impact to the Company of the accounting rules in Statement of Financial Accounting Standards No. 123(R) (currently Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation (“ASC 718”), the Compensation Committee approved an amendment to the Stock Purchase Plan effective for offering periods commencing on and after April 1, 2005, which removed the look-back feature for establishing the purchase price and which reduced the stock purchase discount from 15% to 10%. In February 2006, at the recommendation of the Compensation Committee, the Board of Directors approved the adoption of an amendment to the Stock Purchase Plan and in May 2006 the Shareholders approved the amendment, which increased the aggregate number of shares of Nordstrom Common Stock that may be purchased under the Stock Purchase Plan as of March 15, 2006 by 2,400,000 shares, to a total of 9,400,000 shares. In February 2011, at the recommendation of the Compensation Committee, the Board of Directors approved the amendment that is the subject of this Proposal and, if approved by the Shareholders, will increase the aggregate number of shares of Nordstrom Common Stock that may be purchased under the Stock Purchase Plan as of the Record Date by 3,200,000 shares, to a total of 12,600,000 shares. As of March 11, 2011, out of the authorization of 9,400,000 shares, there were 1,161,920 shares available for future purchase under the Stock Purchase Plan.

The primary purpose of the amendment is to ensure that Nordstrom will have a sufficient reserve of Common Stock available under the Stock Purchase Plan to provide eligible employees of the Company and its participating subsidiaries with the continuing opportunity to acquire an ownership interest in the Company through participation in the Stock Purchase Plan. In addition, the amendment modifies how the Compensation Committee designates participating affiliates in the Stock Purchase Plan. Under the current plan, if the Company owns, or in the future acquires, stock possessing at least 50% of the voting power of a subsidiary (an “Eligible Subsidiary”), the Eligible Subsidiary automatically becomes a participating subsidiary in the Stock Purchase Plan, unless the Compensation Committee determines that the Eligible Subsidiary should not be a participating subsidiary. After adoption of the amendment, the Compensation Committee will have to take definitive action to designate an Eligible Subsidiary as a participating subsidiary, and in the absence of such action by the Compensation Committee, the Eligible Subsidiary would not participate in the Stock Purchase Plan. The amendment does not change the definition of Eligible Subsidiaries; it changes only the process by which participation of Eligible Subsidiaries is determined. The Board of Directors also approved amendments to the Stock Purchase Plan to simplify how beneficiaries are determined if a participant dies without a designated beneficiary, and approved other minor editorial amendments. These administrative changes do not require shareholder approval.

The following is a summary of the principal features of the Stock Purchase Plan. This summary is qualified in all respects by reference to the full text of the Stock Purchase Plan, which has been filed with the SEC, in amended and restated form, as Appendix A to this Proxy Statement.

Summary of the Plan

Shares of Common Stock are offered under the Stock Purchase Plan through a series of consecutive offering periods, each with a maximum duration of six months. Offering periods commence each April 1 and October 1. Purchases occur on the last trading day of each March and September.

With certain exceptions, any eligible employee of the Company or of a participating subsidiary on February 1 who remains an employee through April 1 may participate in the offering period commencing April 1, and any employee of the Company or a participating subsidiary on August 1 who remains an employee through October 1 may participate in the offering period commencing October 1. The price at which the employee may purchase the Common Stock is 90% of the closing price for the Common Stock as reported by the New York Stock Exchange on the day the offering period terminates. An employee may elect to have up to 10% of his or her compensation withheld for the purpose of purchasing Common Stock under the Stock Purchase Plan. As of the last day of each offering period, each participant is deemed to have been granted an option to purchase up to the lesser of (i) 1,000 shares or (ii) that whole number of shares determined by dividing the amount of the participant’s compensation withheld during the offering period by 90% of the fair market value of the Common Stock as determined at the end of the offering period.

Unless the participant elects to withdraw prior to the end of an offering period, each participant who continues to be employed as an employee by the Company or a participating subsidiary as of the end of an offering period is deemed to have exercised the option and purchased on such date the number of shares as may be purchased with the amount of his or her payroll deductions at the offering price (subject to the maximum number covered by his or her option). If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the available shares are allocated on a pro rata basis to subscribing employees.

The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Purchase Plan. However, except in connection with certain reorganizations or recapitalizations of the Company, any increase in the aggregate number of shares of Common Stock issuable under the Stock Purchase Plan is subject to approval by a vote of the Shareholders. Moreover, the Stock Purchase Plan will automatically terminate on the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

The Stock Purchase Plan is administered by the Compensation Committee, which is authorized to make rules and guidelines regarding the administration and interpretation of the Stock Purchase Plan and to determine which subsidiaries of the Company may participate in the Stock Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Federal Income Tax Consequences

The Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the employee does not have to pay federal income tax with respect to shares purchased under the Stock Purchase Plan until he or she sells the shares.

If the employee has owned the shares for more than one year and sells or otherwise disposes of them at least two years after the day the offering period commenced, the employee will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) ten percent (10%) of the market price of the shares on the date the offering period commenced or (ii) the excess of the amount realized on the disposition over the price paid. Any additional gain upon the sale or disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such sale or disposition.

If an employee sells or otherwise disposes of the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, that employee will recognize ordinary income in the year of sale or disposition equal to the difference between the purchase price and the fair market value of the shares on the date of purchase, and the Company will be entitled to an income tax deduction for the same amount for the taxable year in which such disposition occurs. Any additional gain or loss recognized on the sale or disposition of the stock will be short-term or long-term capital gain or loss, depending on how long the employee owned the stock.

New Plan Benefits

Participation in the Stock Purchase Plan is entirely within the discretion of the eligible employees of the Company. As a result, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of the Company and its Shareholders to amend the Stock Purchase Plan in order to provide current and prospective employees of the Company and participating subsidiaries with the continuing opportunity to acquire an equity interest in the Company through the Stock Purchase Plan and to require affirmative action of the Compensation Committee to designate participating subsidiaries in the Plan. Therefore, the Board of Directors believes that this amendment to the Stock Purchase Plan will advance the interests of the Company’s shareholders. Absent the approval of this Proposal 2, it is anticipated that the reserve of Common Stock available for purchase under the Stock Purchase Plan may be exhausted by 2013, which would, at that time, result in the termination of the Stock Purchase Plan.

Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal

The Audit Committee, consistent with the NYSE and SEC rules, has appointed Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over thirty-five years, including the fiscal year ended January 29, 2011.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees. The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended January 29, 2011 and January 30, 2010:

	Fiscal Year Ended January 29, 2011		Fiscal Year Ended January 30, 2010
Type of Fee	($)	(%)	($)	(%)
Audit Fees (a)	1,828,875	91	1,832,500	90
Audit-Related Fees (b)	152,090	7	144,828	7
Tax Fees (c)	32,537	2	55,000	3
All Other Fees (d)	2,409	0	2,000	0
Total	2,015,911	100	2,034,328	100

(a)	Audit fees primarily included services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly-owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.

(b)	Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)	Tax fees include various tax planning projects and miscellaneous compliance matters.

(d)	All other fees consist of an accounting research tool subscription fee.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 29, 2011 and January 30, 2010 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair is responsible to update the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

The Audit Committee approves fees up to a specified amount associated with each proposed service. Providing for fees up to a specified amount for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

Proposal 4 Advisory Vote on Executive Compensation

The Board recommends a vote FOR this proposal

In accordance with recent legislation, the Company is providing shareholders with an advisory (nonbinding) vote on the compensation programs of our Named Executive Officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation of Executive Officers – Compensation Discussion and Analysis,” the fundamental philosophy for our compensation programs is pay for performance. Under these programs, our Named Executive Officers are rewarded for results when defined performance milestones are achieved and when value is created for our shareholders. Our Compensation Committee and our Board of Directors believe that our compensation programs are effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interest. Highlights of our compensation programs that support our executive compensation philosophy of pay for performance and create alignment with shareholder interests include the following:

•

We deliver the majority of compensation through a pay-for-performance framework where incentives are based on results. Over three-quarters of the value of the targeted compensation package for our Named Executive Officers is weighted toward pay for performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

•

Within our pay for performance philosophy, the Compensation Committee has expressed a desired competitive position for fixed compensation elements, such as base salary, to be approximately at the 50th percentile ranking among our peer group, and variable compensation elements focused on performance-based bonus targets and long-term incentive value at grant, to be approximately between the 50th – 75th percentile to underscore our pay for performance philosophy and align compensation with variability in results.

•

Each year, the Compensation Committee establishes the performance measures to focus executives on the most important Company objectives. In 2010, Named Executive Officers each had the following measures:

-

ROIC to capture how well the Company utilized its capital resources. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

-	EBIT to emphasize the importance of earnings improvement and its role in driving shareholder value. The measure represented 100% of each executive’s performance-based bonus.

•	We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.

•	We have an executive compensation recovery policy that applies to performance-based compensation.

•	We have not participated in a practice of stock option grant repricing or backdating, nor have we granted options below 100% of fair market value.

•	Our Compensation Committee has retained and directs an independent compensation consultant.

•	We do not have employment agreements with our executives.

•	We do not have tax gross-ups, except those related to relocation expenses.

Please read the “Compensation Discussion and Analysis” beginning on page 34 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board of Directors value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s Named Executive Officers.

Proposal 5 Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The Board recommends shareholders select “1 YEAR” for Proposal 5.

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, we are providing shareholders with an advisory vote on how frequently we should seek an advisory vote on the compensation of our Named Executive Officers.

By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every 1, 2, or 3 years.

The Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. Many elements of our executive compensation program are reviewed and determined annually, including base salary, performance-based cash awards under the Company’s Executive Management Bonus Plan, and long-term incentive grants under the 2004 and 2010 Equity Incentive Plans. Holding an annual advisory vote on executive compensation would more closely coincide with these decisions, promote corporate transparency and shareholder awareness of the Company’s compensation policies and practices and also provides the Company with more direct and immediate feedback on our compensation disclosures and practices.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years, or abstain. Shareholders are not being asked to approve or disapprove the Board of Director’s recommendation, but rather to indicate their own choice from among the frequency options. The option of 1 year, 2 years or 3 years that receives the highest number of votes cast by shareholders will be the frequency for future advisory votes on executive compensation that has been selected by shareholders. Because this vote is advisory, it is not binding on the Board of Directors or the Company. However, the Board of Directors value the opinions of our shareholders and will consider the outcome of the vote when setting the frequency of future advisory votes on executive compensation.

Other Matters	The Board knows of no other matters that will be presented at the 2011 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Board Responsibilities, Leadership Structure and Role in Risk Oversight	The Board oversees, counsels and directs management in the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

•	selecting and evaluating the performance of the President and senior executives;

•	planning for succession with respect to the position of the President and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operational plans and other significant actions;

•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

At this time, the Board believes that different people should hold the positions of Chairman of the Board and President, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Enrique Hernandez, Jr. serves as Chairman of the Board and Blake W. Nordstrom serves as President. The President is responsible for day to day leadership and performance of the Company while the Chairman of the Board provides guidance to the President and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on page 23. The Board believes that this leadership structure also aids in the Board’s oversight of risk and strengthens risk management.

The full Board has primary responsibility for oversight of risk management, and has assigned to the Board’s standing committees the specific focus of the risks inherent in their respective areas of oversight. The full Board:

•	considers and reviews the Company’s risk appetite, which is the amount of risk the organization is willing to accept;

•

oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor, and communicate about these risks) and monitors improvements in this process as the business environment changes;

•	provides risk oversight through the Board’s committee structure and oversight processes; and

•

manages directly certain risks that only the Board is positioned to manage and in particular the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning session and periodically throughout the year.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. This starts at the business process and functional levels. Risks are then consolidated at the business unit level, assessed and prioritized by the Company’s risk management committee and validated with senior management, which includes the Company’s President. Executive management is responsible for assessing and managing the Company’s exposure to risks and for discussing with the Board or committees the various risks confronting the Company. The risks are classified into four major categories, Strategic, Compliance, Operational and Financial, and mapped for the appropriate management and Board (and committee) oversight.

Through the risk oversight process, the Board: (i) obtains an understanding of the risks inherent in the Company strategy and management execution of the strategy within the agreed risk appetite, (ii) accesses useful information from internal and external sources about the critical assumptions underlying the strategy, (iii) is alert for possible organizational dysfunctional behavior that can lead to excessive risk taking, (iv) provides input to executive management regarding critical risk issues on a timely basis, and (v) encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.

Management Succession Planning

The Board believes that one of its primary responsibilities is to ensure that the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the President. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board Committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.

Our entire Board, with the oversight of our Corporate Governance and Nominating Committee, is responsible for implementing succession procedures for the President. We believe that the Board, led by our Chairman, should collaborate with the President on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the President’s position, including a detailed review of the succession plan annually by the Corporate Governance and Nominating Committee. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.

Director Independence	A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a

Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and SEC rules. In making this determination, the Board considered existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that the following director nominees are independent within the meaning of SEC rules, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these director nominees have a material relationship with the Company.

Phyllis J. Campbell	Robert G. Miller	B. Kevin Turner
Michelle M. Ebanks	Philip G. Satre	Robert D. Walter
Enrique Hernandez, Jr.	Felicia D. Thornton	Alison A. Winter

Board Committees and Charters	The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each Committee has a Board-approved Charter which is reviewed annually by the respective Committee. Recommended changes, if any, are submitted to the Corporate Governance and Nominating Committee and Board for approval. The Board makes Committee and Committee Chair assignments annually at its meeting immediately following the Annual Meeting of Shareholders, although further changes to Committee assignments are made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all committee members are independent under the applicable NYSE and SEC rules. Committee Charters and current Committee membership are posted on our web site at www.nordstrom.com.

To view these documents on our web site, select Investor Relations, then select Corporate Governance. The Chairs and members of the committees as of the date of this Proxy Statement are identified in the following table.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee
Phyllis J. Campbell	Chair			✓
Enrique Hernandez, Jr.		✓	✓
Robert G. Miller	✓			Chair
Felicia D. Thornton	✓			✓
B. Kevin Turner		✓		✓
Philip G. Satre		✓	Chair
Robert D. Walter		Chair	✓
Alison A. Winter	✓		✓

Audit Committee. As more fully described in its Charter included as Appendix B, the primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and appraising the following:

•	the integrity of the Company’s financial statements;

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•

the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;

•	reports resulting from the performance of audits by the independent auditor and the internal auditor;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the performance of the Company’s internal audit function.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing, enterprise risk management and financial reporting matters, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the EVP and Chief Financial Officer and the Vice President – Internal Audit.

In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. The Board has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee. As more fully described in its Charter, the primary responsibilities of the Compensation Committee are to:

•

conduct an annual evaluation of the Executive Management Group members’ performance in light of the Company’s goals and objectives. (The Executive Management Group is referenced on page 31 and includes the Named Executive Officers shown in the Summary Compensation Table on page 45 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives);

•	review management’s annual performance evaluations of the Company’s Executive Management Group members;

•	establish guiding principles for compensating our executives;

•	review and approve executives’ cash and equity-based compensation plans; and

•	review and approve any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members and other eligible employees.

The Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The Committee has retained Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefit matters. Semler Brossy is retained by, and reports directly to, the Committee, provides services only as directed by the Committee and has no other relationship with the Company. There were no fees paid to Semler Brossy for services that were not related exclusively to executive or Director compensation during 2010.

A consultant from Semler Brossy attends Committee meetings in person or by phone and supports the Committee’s role by providing independent expertise on market practices and trends in executive compensation representing the general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding management’s analysis of peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements, including advice on management’s proposed levels of executive compensation. Semler Brossy also advises the Company on compensation program design including stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the Committee from time to time as necessary to carry out its responsibilities under its charter.

Corporate Governance and Nominating Committee. As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are to:

•	review and recommend individuals to the Board for nomination as members of the Board and its committees;

•	review possible conflicts of interest of Board members and the Company’s executive officers;

•	develop and review the Company’s Corporate Governance Guidelines;

•	review the corporate governance standards of the Company’s Codes of Business Conduct and Ethics;

•	review the policies and practices of the Company in the area of corporate governance;

•	review the Committee’s new Director orientation program and continuing Director education programs;

•	produce and provide to the Board an annual performance evaluation of the Board and each committee of the Board;

•	establish succession procedures in the case of an emergency or the retirement of the President;

•	recommend to the Board the form and amount of Director compensation; and

•	review the overall performance of the President on an annual basis.

Finance Committee. As more fully described in its Charter, the primary responsibilities of the Finance Committee are to:

•

assist the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	review and appraise the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

•	monitor the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings and Attendance	The Board held five meetings during the past fiscal year, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit Committee held twelve meetings, the Compensation Committee held four meetings, the Corporate Governance and Nominating Committee held four meetings and the Finance Committee held four meetings. Each Director attended more than 75% of the aggregate of all meetings of the Board and the Committees on which he or she served during the year and overall attendance at the meetings, on a combined basis, was 99%. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. All members of the Board have indicated their intent to attend the 2011 Annual Meeting of Shareholders. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time. All directors attended the 2010 Annual Meeting of Shareholders, except Felicia D. Thornton and B. Kevin Turner, who were appointed to the Board in November 2010, and Michelle M. Ebanks who is nominated for election to the Board in May 2011.

Chairman of the Board and Presiding Director	The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at all meetings of the Board;

•	assists in establishing the agenda for each Board and Board Committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•	provides input and support to the Chair of the Corporate Governance and Nominating Committee on nominees to fill vacant Board seats;

•	provides input and support to the Chair of the Corporate Governance and Nominating Committee on the selection of Committee Chairpersons and membership on Board committees;

•	advises the President and other members of the Executive Management Group on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Director Nominating Process	The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating director candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition to these factors, the Committee may also consider a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is being broadly construed to mean varied skills, backgrounds and experiences, which includes gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee, however, does not have a formal policy specifying how diversity of background should be applied in identifying or evaluating director candidates, and a director candidate’s background, while important, does not necessarily outweigh other attributes or factors the Committee may consider in evaluating any particular director candidate. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders.

The Corporate Governance and Nominating Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Corporate Governance and Nominating Committee, in care of the Secretary of the Company, 1700 Seventh Avenue, Seattle, Washington 98101-4407. Please indicate on the envelope “Corporate Governance and Nominating Committee”.

As required by the Company’s Bylaws, the notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors (between January 11, 2012 and February 10, 2012 for the 2012 Annual Meeting of Shareholders). However, if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual Meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent Director that the shareholder wishes to nominate:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are owned beneficially or of record by the proposed nominee;

•

a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of the proposed nominee or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposed nominee or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and related rules and regulations promulgated thereunder.

The notice must also provide the following information about the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the number of shares of Common Stock which are owned beneficially or of record by the shareholder;

•

a reasonably detailed description of all agreements, arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice;

•

a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of the shareholder’s affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of the shareholder’s affiliates or associates with respect to shares of stock of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation whether the shareholder intends to solicit proxies from shareholders in support of the nomination;

•

any performance related fees (other than an asset based fee) that such shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, and

•

any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and applicable SEC rules and regulations.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Felicia D. Thornton and B. Kevin Turner were appointed to the Board of Directors in November 2010 on the recommendation of the Corporate Governance and Nominating Committee, in consultation with our Chairman of the Board. Ms. Thornton was recommended for consideration by the Corporate Governance and Nominating Committee by Robert G. Miller, an independent director and Mr. Turner was recommended for consideration by the Corporate Governance and Nominating Committee by Blake Nordstrom, our President. The Corporate Governance and Nominating Committee, in consultation with our Chairman of the Board, selected Michelle M. Ebanks from the candidates recommended by a search firm retained by the Committee to assist it in identifying and evaluating potential nominees. No director candidates were recommended by our shareholders for election at the 2011 Annual Meeting of Shareholders.

Director Compensation	The Company’s pay philosophy for Director compensation reflects the Board’s belief that payment of a portion of Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company should be competitive with other companies of similar size and performance.

Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. Nonemployee Director compensation consists of the following elements:

Annual Component	Amount ($)
Cash Retainer	50,000
Audit Committee Chair Retainer	15,000
Compensation Committee Chair Retainer	12,500
Corporate Governance and Nominating Committee Chair Retainer	10,000
Finance Committee Chair Retainer	10,000
Committee Member Retainer, including Committee Chair (per Committee)	10,000
Common Stock having a value of:	100,000

The compensation for nonemployee Directors was last adjusted in fiscal 2007. Compensation paid to nonemployee Directors of the Company for 2011 will be revised as follows: the $10,000 committee member annual retainer will be eliminated and the annual cash retainer will be increased by $10,000, the annual Common Stock award will be increased by $40,000, the annual retainer for each committee chair will be increased by $5,000, and an annual retainer of $5,000 will be paid to the audit committee member attending meetings of the Nordstrom fsb Board.

Chairman of the Board Compensation. In addition to the amounts set forth above, and in recognition of the significant time and attention in performing the duties required of the office, the Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting of Shareholders, Common Stock having a value of $250,000.

Travel and Education Reimbursement. Nonemployee Directors are reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft, to attend Board and Board Committee meetings. On limited occasions, the Company may determine that it is appropriate for nonemployee Directors to be accompanied by their spouses in connection with the Annual Meeting of Shareholders, store openings or other significant Company events. In these circumstances, the Company also reimburses the spouses’ reasonable travel expenses or they are flown, without charge, on the Company’s aircraft to attend such events. In addition, the Company reimburses Directors for attending director continuing education programs.

Merchandise Discounts. All Directors and their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for eligible non-management employees and eligible retirees, and up to a 33% discount for eligible management and high-performing non-management employees, eligible retirees, Directors and eligible retired Directors. These discounts vary somewhat by source and type of merchandise.

Deferred Compensation Program. Nonemployee directors may elect to defer all or a part of their fee and stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections for the form and timing of distribution of their deferred cash fees or stock awards.

Cash deferrals may be directed among 16 deemed investment alternatives, and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year ended January 29, 2011, Enrique Hernandez, Jr., and Robert D. Walter elected to defer 100% of their stock awards, and Enrique Hernandez, Jr. elected to defer 100% of his cash Directors fee into the Directors Plan.

Director Summary Compensation Table. During the fiscal year ended January 29, 2011, nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Phyllis J. Campbell (a)	85,000	99,984	24,068	209,052
Enrique Hernandez, Jr. (b)	70,000	349,962	28,131	448,093
Robert G. Miller (c)	90,000	99,984	14,456	204,440
Philip G. Satre (d)	90,000	99,984	4,572	194,556
Felicia D. Thornton (e)	35,000	49,998	1,332	86,330
B. Kevin Turner (f)	35,000	49,998	4,040	89,038
Robert D. Walter (g)	82,500	99,984	5,951	188,435
Alison A. Winter (h)	80,000	99,984	6,536	186,520

(a)	Ms. Campbell’s compensation includes:
•	fees earned or paid in cash: $50,000 (annual cash retainer), $35,000 (Audit Committee Chair annual retainer, and Audit Committee and Finance Committee Member annual retainers),
•	annual stock award: 2,627 shares of Common Stock having a fair value at the date of grant of $99,984; and
•	all other compensation: $24,068 (merchandise discount).

(b)	Mr. Hernandez’ compensation includes:
•	fees earned or paid in cash: $50,000 (annual cash retainer); $20,000 (Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers);
•

annual stock awards: 9,195 shares of Common Stock (2,627 shares having a fair value at the date of grant of $99,984, and 6,568 shares for serving as Chairman of the Board having a fair value at the date of grant of $249,978); and

•

all other compensation: $27,986 (merchandise discount) and $145 (imputed value in connection with personal use of Company aircraft by Mr. Hernandez’ wife to attend the Company’s 2010 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

(c)	Mr. Miller’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer); $40,000 (Finance Committee Chair annual retainer, and Audit Committee, Compensation Committee and Finance Committee Member annual retainers);

•	annual stock award: 2,627 shares of Common Stock having a fair value at the date of grant of $99,984; and
•	all other compensation: $14,456 (merchandise discount).

(d)	Mr. Satre’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer); $40,000 (Corporate Governance and Nominating Committee Chair annual retainer, and Audit Committee, Corporate Governance and Nominating Committee and Finance Committee Member annual retainers);

•	annual stock award: 2,627 shares of Common Stock having a fair value at the date of grant of $99,984; and
•

all other compensation: $4,416 (merchandise discount) and $156 (imputed value in connection with personal use of Company aircraft by Mr. Satre’s wife to attend the Company’s 2010 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

(e)	Ms. Thornton’s compensation, prorated for service beginning November 2010, includes:
•	fees earned or paid in cash: $25,000 (annual cash retainer); $10,000 (Audit Committee and Finance Committee Member annual retainers);
•	annual stock award: 1,233 shares of Common Stock having a fair value at the date of grant of $49,998; and
•	all other compensation: $1,332 (merchandise discount).

(f)	Mr. Turner’s compensation, prorated for service beginning November 2010, includes:
•	fees earned or paid in cash: $25,000 (annual cash retainer); $10,000 (Compensation Committee and Finance Committee Member annual retainers);
•	annual stock award: 1,233 shares of Common Stock having a fair value at the date of grant of $49,998; and
•	all other compensation: $4,040 (merchandise discount).

(g)	Mr. Walter’s compensation includes:
•	fees earned or paid in cash: $50,000 (annual cash retainer); $32,500 (Compensation Committee Chair annual retainer, and Audit Committee and Compensation Committee Member annual retainers);
•	annual stock award: 2,627 shares of Common Stock having a fair value at the date of grant of $99,984; and
•	all other compensation: $5,951 (merchandise discount).

(h)	Ms. Winter’s compensation includes:
•	fees earned or paid in cash: $50,000 (annual cash retainer), $30,000 (Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers);

•	annual stock award: 2,627 shares of Common Stock having a fair value at the date of grant of $99,984; and
•

all other compensation: $6,247 (merchandise discount) and $289 (imputed value in connection with personal use of Company aircraft by Ms. Winter’s husband to attend the Company’s 2010 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

Compensation Committee Interlocks and Insider Participation	During the fiscal year ended January 29, 2011, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Communications with Directors	Shareholders and other interested parties may communicate with Directors by contacting the Office of the Secretary at 206-303-2540 or by mail at 1700 Seventh Avenue, Seattle, Washington 98101-4407. The Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate. If no specific Director is requested, the Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline by calling 1-888-832-8358 or by accessing the web site at www.ethicspoint.com. Your concerns will be investigated and communicated to the Company’s Audit Committee, as necessary.

Director Elections	The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceed the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Codes of Business Conduct and Ethics	We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our web site at www.nordstrom.com.

Corporate Social Responsibility

Nordstrom is committed to upholding the highest standards of corporate governance. Our goal is to operate our business with the utmost integrity and serve our customers, employees and shareholders in a way that is deserving of their support and trust. Social responsibility is something we take pride in ensuring every day. We actively pursue solutions to reduce our environmental impact, contribute to the communities we serve, and protect the rights of workers who create our products. We believe that both transparency and collaboration are key to progress in all of these areas. As such, we will continue to work with and learn from interested parties. Recently, we discussed our existing and future efforts around water use in our supply chain with one such group, Investor Voice, working on behalf of Newground Social Investment. In those discussions we reaffirmed that we will provide transparent and open communication around our current and future water conservation and cleanliness efforts and the challenges we face in this regard, and recommitted to continuing our work in these areas through partnerships with our industry and manufacturing partners. More information can be found on this and other subjects at www.nordstrom.com/nordstromcares.

Web Site Access to Corporate Governance Documents	The charters for each of the standing committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our web site at www.nordstrom.com. Select Investor Relations, then select Corporate Governance.

Audit Committee Report	The following Report of the Company’s Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the

Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our web site at www.nordstrom.com under the Investor Relations tab, then select Corporate Governance. A copy of the Audit Committee’s charter is also attached to this Proxy Statement as Appendix B.

The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 29, 2011 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•	review and discussion of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	discussions with management regarding the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•

discussions with management, the internal auditors, and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	discussions with legal counsel regarding contingent liabilities;

•

receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•

discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell, Chair

Robert G. Miller

Felicia D. Thornton

Alison A. Winter

Executive Officers

The names and ages of the Company’s Executive Officers (collectively, the “Executive Management Group”), and their positions, terms of office, family relationships and business experience are listed below. All information is as of March 31, 2011. The officers are appointed annually by the Board following each year’s Annual Meeting of Shareholders. Officers serve at the discretion of the Board.

Name	Age	Title	Officer Since
Laurie M. Black	52	Executive Vice President and General Merchandise Manager - Cosmetics Division	1997
Robert E. Campbell	55	Treasurer and Vice President - Investor Relations	1997
James A. Howell	45	Vice President - Finance	2007
Kevin T. Knight	55	Executive Vice President, Chairman and Chief Executive Officer - Nordstrom fsb, and President - Nordstrom Credit, Inc.	1998
Michael G. Koppel	54	Executive Vice President and Chief Financial Officer	1999
Daniel F. Little	49	Executive Vice President and Chief Administrative Officer	2003
Anne E. Martin-Vachon	49	Executive Vice President and Chief Marketing Officer	2010
Scott A. Meden	48	Executive Vice President and General Merchandise Manager - Shoe Division	2006
Margaret Myers	64	Executive Vice President and General Merchandise Manager - Accessories and Women’s Specialized Divisions	2005
Blake W. Nordstrom (a)(b)	50	President	1991
Erik B. Nordstrom (a)(b)	47	Executive Vice President and President - Stores	1995
James F. Nordstrom, Jr. (c)	38	Executive Vice President and President - Nordstrom Direct	2005
Peter E. Nordstrom (a)(b)	49	Executive Vice President and President - Merchandising	1995
Robert B. Sari	55	Executive Vice President, General Counsel and Secretary	2009
Loretta Soffe	44	Executive Vice President and General Merchandise Manager - Women’s Apparel Division	2005
Delena M. Sunday	50	Executive Vice President - Human Resources and Diversity Affairs	1998
Geevy S. K. Thomas	46	Executive Vice President and President - Nordstrom Rack	1998
Mark J. Tritton	47	Executive Vice President and President - Nordstrom Product Group	2009
David M. Witman	52	Executive Vice President and General Merchandise Manager - Men’s Apparel	2005
Kenneth J. Worzel	46	Executive Vice President – Strategy and Development	2010

(a)	The biographical information for Blake, Peter and Erik Nordstrom is provided in the section identifying the director nominees beginning on page 9.

(b)	Brothers and second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

(c)	Second cousin of Blake, Peter and Erik Nordstrom, each an Executive Officer of the Company.

•

Laurie M. Black was named Executive Vice President and General Merchandise Manager – Cosmetics Division, in February 2006. She previously served as Executive Vice President and President – Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black has been employed by the Company since 1978.

•

Robert E. Campbell was appointed Treasurer and Vice President – Investor Relations in March 2009. From March 2003 to February 2009 he served as Vice President – Finance Full-Line Stores, and from May 1999 to February 2003 he served as Treasurer and Vice President – Strategy and Planning and also was responsible for the Company’s investor relations. He has been employed by the Company since February 1997.

•

James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending twelve years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

•

Kevin T. Knight was named Executive Vice President of the Company in September 2000. Since joining the Company in 1998, he has served as Chairman and Chief Executive Officer – Nordstrom fsb and as President – Nordstrom Credit, Inc. He previously served as Vice President from 1998 to September 2000.

•

Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a mall-based specialty retailer from 1997 through 1998.

•

Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Prior to joining the Company in July 2002, Mr. Little held various positions with Colgate-Palmolive from April 1993 through June 2002, most recently as Manufacturing General Manager for Personal Care Products in Europe.

•

Anne E. Martin-Vachon joined Nordstrom in April 2010 and since then has served as Executive Vice President and Chief Marketing Officer. Prior to joining the Company, she was the President and Chief Executive Officer of Lise Watier Cosmetiques Inc. since September 2008. From August 2006 to August 2008, she served as Chief Marketing Officer for Bath & Body Works, a division of Limited Brands. Ms. Martin-Vachon served as Vice President, P&G Total Beauty Marketing from 2003 to 2006, and General Manager, Global Cosmetics Marketing and Innovation from 1999 to 2003 for Procter & Gamble. Ms. Martin-Vachon served in marketing and brand management roles of increasing responsibility at Procter & Gamble since 1985.

•

Scott A. Meden was named Executive Vice President and General Merchandise Manager – Shoe Division in February 2010. He previously served as Executive Vice President and President – Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001. He has been employed by the Company since 1985.

•

Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000. Ms. Myers has been employed by the Company since 1984.

•

James F. Nordstrom, Jr. was named Executive Vice President of the Company and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1986.

•

Robert B. Sari was named Executive Vice President, General Counsel and Secretary upon joining the Company in April 2009. Prior to joining the Company, he served as Executive Vice President, General Counsel and Secretary of Rite Aid Corporation (“Rite Aid”) since October 2005. Mr. Sari also served as Rite Aid’s Senior Vice President, General Counsel and Secretary from 2002 to 2005 and as Senior Vice President, Deputy General Counsel and Secretary from 2000 to 2002. Mr. Sari served in other roles for Rite Aid since 1997. Prior to joining Rite Aid in 1997, Mr. Sari was Vice President – Legal Affairs for Thrifty PayLess, Inc.

•

Loretta Soffe was named Executive Vice President and General Merchandise Manager – Women’s Apparel Division, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from April 2001 to November 2005, as Corporate Merchandise Manager from January 2001 to April 2001, as Product Market Leader from 2000 to January 2001, and as National Buyer from 1999 to 2000. Ms. Soffe has been employed by the Company since 1987.

•

Delena M. Sunday was named Executive Vice President – Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Ms. Sunday has been employed by the Company since 1980.

•

Geevy S. K. Thomas was named Executive Vice President and President – Nordstrom Rack, in February 2010. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager – Full-Line Stores from February 2001 to November 2001, and as Executive Vice President – Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, Mr. Thomas held various merchandise strategy, store and regional management positions with the Company. He has been employed by the Company since 1983.

•

Mark J. Tritton joined Nordstrom in June 2009, and since then has served as Executive Vice President and President – Nordstrom Product Group. Prior to joining the Company, he served as Group Vice President, Global Casual/Gear Footwear and Apparel, for Timberland since 2006. Mr. Tritton also served as Timberland’s Vice President, Global Apparel from 2004 to 2006. Prior to joining Timberland, Mr. Tritton was Nike’s General Manager, Europe, Middle East & Africa Apparel, from 2002 to 2004, Global Merchandise Director Apparel from 2001 to 2002 and Retail Director, Pacific Region from 1999 to 2001.

•

David M. Witman was named Executive Vice President and General Merchandise Manager – Men’s Apparel, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001. Mr. Witman has been employed by the Company since 1987.

•

Kenneth J. Worzel joined Nordstrom in March 2010, and since then has served as Executive Vice President of Strategy and Development. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, Mr. Worzel provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, Mr. Worzel was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, Mr. Worzel provided consulting services to the Company from 1997 to 2008.

Compensation of Executive Officers

Compensation Discussion and Analysis	The following describes our executive compensation program and the 2010 fiscal year compensation decisions made for our Named Executive Officers identified in the Summary Compensation Table on page 45.

Executive Summary

Company Results Exceeded Our Expectations

Our 2010 performance reflected significant achievements in multi-channel execution, merchandising and inventory management, technology and systems enhancements, and, most importantly, our commitment to continuously improving the customer experience. We significantly increased same-store sales 8.1% following a decrease of 4.2% in 2009 and achieved solid earnings improvement over the prior year. We turned in some of our best performances on a number of other fronts including record sales of $9.3 billion and the fastest inventory turn we have ever had at 5.56. We crossed another milestone surpassing 200 total stores by opening three Nordstrom full-line stores and 17 Nordstrom Racks.

Fiscal Year 2010 Financial Performance Highlights

	FY 2010 Actual	FY 2009 Actual	Change from FY 2009
Net Sales	$9,310M	$8,258M	+12.7%
Full Year Same-Store Sales	8.1%	-4.2%	12.3
Earnings Before Interest and Taxes	$1,118M	$834M	+33.9%
Return on Invested Capital	13.6%	12.1%	1.5

Our positive financial results also translated to value creation for our shareholders. Our stock price improved by more than 18% during fiscal year 2010, and our total shareholder return outperformed the median of our retail peer group for the three-year performance period concluding fiscal year end 2010.

We begin 2011 in a strong position and are gaining market share in a competitive retail industry where our customer-driven model enables us to adapt quickly to the changing consumer environment. We continue to operate under a solid financial framework focused on creating a superior shopping experience for our customers and producing high returns for our shareholders. Looking forward, we are encouraged about the opportunities that lie ahead.

Our Compensation Program Is Closely Aligned with Our Performance

Our compensation program is founded on a robust pay-for-performance philosophy which is guided by the following principles:

•	Motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests;

•	Attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•	Manage the cost of our programs while maintaining their purpose and benefit;

•	Keep things simple to promote understanding for our employees and transparency for our shareholders; and

•	Be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers emphasizes variable pay over fixed pay, with more than three-quarters of their target compensation linked to our financial or market results. The program also balances the importance of Named Executive Officers achieving critical short-term objectives and long-term strategic priorities. These concepts are illustrated in the following graphs.

Under this pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2010 were closely aligned with results for their variable pay components:

•

Performance-based bonuses paid out at approximately 200% of target due to above threshold Return on Invested Capital (“ROIC”) of 13.6% and above target Earnings Before Interest and Taxes (“EBIT”) of $1,118M; and

•

Performance share units granted under the long-term incentive plan vested at a rate of 85% based on our 66th percentile rank for total shareholder return (“TSR”) among our retail peer group over the 2008-2010 fiscal year performance cycle. The TSR calculation for performance share units is defined on page 40.

Payouts for variable compensation have been closely aligned with Company results for prior years, as well. The following graphs show historical performance-based payouts to President Blake Nordstrom relative to EBIT and TSR over the past five years. This pattern of pay-for-performance is consistent for all the Named Executive Officers receiving payouts during these periods.

Our Compensation Program is Supported by Effective Corporate Governance

Corporate governance of our compensation program for the Named Executive Officers is demonstrated by:

•	formal stock ownership guidelines;

•	an executive compensation recovery policy applied to performance-based compensation (clawback);

•	active and engaged oversight and risk management systems including those related to compensation-related risk;

•	detailed and transparent financial reporting to provide strong, timely insight into the performance of the Company;

•	the Compensation Committee’s engagement of its own independent consultant;

•	accelerated vesting for equity after a change in control only if an executive is involuntarily terminated (double trigger);

•	no equity grant repricing; no grants below 100% fair market value; cash dividends paid only on stock;

•	no tax gross-ups, except those related to relocation expenses; and

•	no employment agreements.

The specifics of our executive compensation program and details of the compensation decision-making process are discussed in the following sections.

Context for Decision Making

Roles in Determining Compensation are Well Defined

Our Compensation Committee oversees the development and delivery of our guiding principles and compensation plans for the Named Executive Officers as summarized on page 21 and more fully described in the Committee Charter on our website at www.nordstrom.com.

The Committee’s external executive compensation consulting firm, Semler Brossy Consulting Group LLC, is retained by, and reports directly to, the Committee. A consultant from that firm attends the Committee meetings and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects as described on page 22. Semler Brossy provides services only as directed by the Committee and has no other relationship with the Company. There were no fees paid to Semler Brossy for services that were not related exclusively to executive and Director compensation during fiscal year 2010.

Our President provides input to the Committee on the level and design of compensation elements for the Named Executive Officers and others in the Executive Management Group defined on page 31. Our EVP and Chief Financial Officer and EVP – Human Resources and Diversity Affairs join the President in Compensation Committee meetings to provide perspective and expertise relevant to the agenda. Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external consulting firms other than the Committee’s consulting firm. During fiscal year 2010, technical guidance to management on executive compensation came primarily from the professional services firm, Towers Watson.

Market Data Provides a Reference Point for Compensation Targets

Management and the Committee believe that knowledge of market practices, particularly those of our peers, is helpful in assessing the design and targeted level of our executive compensation package. The information provides a reference point rather than strict policy for reviewing competitiveness and is an important component within our guiding principles for attracting and retaining the best talent. In referencing market data, the Committee recognizes that pay levels and compensation mix can vary significantly across peer companies based on their compensation philosophy and pay plan designs.

Each year, the Committee reviews the appropriateness of our peer group. The companies represent prominent retail brands that are relevant to Nordstrom, compete for our customer dollars without necessarily having an exact match in product offerings and meet the following selection criteria:

•	subject to similar market pressures and have a track record of sustainability;

•	general compatibility with our compensation strategy through a competitive offering of the primary pay elements of base salary, performance-based bonus and long-term incentives;

•	some overlap with our industry group as defined by institutional shareholders and shareholder service organizations; and

•	collective representation of our primary business areas including our Nordstrom full-line and Rack stores, online business, private label products and others.

As a result of the Committee’s review in 2010, our peer group remained the same as the prior year, as follows:

Abercrombie & Fitch Co.	J.C. Penney Company, Inc.	The Talbots, Inc.
AnnTaylor Stores Corporation	Kohl’s Corporation	Target Corporation
Belk, Inc.	Limited Brands, Inc.	The TJX Companies, Inc.
Chico’s FAS, Inc.	Macy’s, Inc.	Tiffany & Co.
Coach, Inc.	Neiman Marcus, Inc.	Urban Outfitters, Inc.
Dillard’s, Inc.	Saks Incorporated	VF Corporation
The Gap, Inc.	Sears Holdings Corporation

In preparation for this year’s market comparison, management worked with consulting firm, HayGroup, to collect data from our peer group on base salary, performance-based bonus and long-term incentives. The results of the market comparison provide data for the Committee to help make compensation decisions. During the year, the Committee also reviews general information from published and private surveys, which may include some of our peer group companies, to keep current on trends and practices. No specific actions were taken in 2010 directly as a result of this reference information.

Our Market Position Focuses on Variable Compensation

Within our pay-for-performance philosophy, the Committee has expressed a desired competitive position for the Named Executive Officers’:

•	fixed compensation elements, such as base salary, to be approximately at the 50th percentile ranking among our peer group; and

•

variable compensation elements of annual performance-based bonus and long-term incentives to be approximately between the 50th – 75th percentile ranking among our peer group for bonus target opportunity and value at grant. In this way, the majority of total direct compensation (base salary + performance-based bonus + long-term incentives) is at risk and executives get rewarded only when the Company achieves defined performance milestones.

Actual market competitiveness of the Named Executive Officers’ target total direct compensation varies by role based on individual circumstances. Blake Nordstrom is somewhat below the competitive range of our peer group and the remaining Named Executive Officers are within the competitive range of our peer group. Our pay-for-performance approach to compensation provides the Named Executive Officers with the opportunity to improve their relative positioning through the variable compensation elements.

Elements of Compensation

2010 Decisions are Consistent with Our Compensation Philosophy

Our compensation philosophy is reflected in the following elements of the Named Executive Officers’ compensation program:

•	Base salary;

•	Performance-based annual cash bonus;

•	Long-term incentives, consisting of stock options and performance share units through the annual grant; and

•	Broad-based, leadership and retirement benefits.

On an annual basis, the Compensation Committee reviews base salary, performance-based bonus target opportunity and long-term incentive grant value for each of the Named Executive Officers to consider changes for the upcoming fiscal year. Benefits are reviewed less frequently and changes are made less often. Committee decisions for fiscal year 2010 changes are summarized below, followed by a description of our approach to each element. The Committee believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance philosophy and guiding principles.

Fiscal Year 2010 Compensation Changes
	Base Salary ($) (a)		Performance-Based Bonus (Target Opportunity as % of Base Salary) (b)		Long-Term Incentives (Grant Value as % of Base Salary) (c)
	2009	2010	2009	2010	2009	2010
Blake W. Nordstrom	700,000	same	100	150	150	200
Peter E. Nordstrom	650,000	same	100	150	150	200
Erik B. Nordstrom	650,000	same	100	150	150	200
Michael G. Koppel	480,000	530,000	80	same	150	same
Anne E. Martin-Vachon	—	460,000	—	80	—	150

(a)	While Blake, Peter and Erik Nordstrom had strong personal performance, the Committee elected to maintain current base salary levels and focus compensation on the potential value that can be realized through performance-based bonus and long-term incentives. Michael Koppel received an increase to recognize his strong performance and to improve his competitive position relative to market. Anne Martin-Vachon joined the Company in April 2010.

(b)	Target bonus opportunity increased for Blake, Peter and Erik Nordstrom to raise the potential for total cash compensation to a more competitive level through our pay-for-performance philosophy. Target bonus opportunity for Michael Koppel and Anne Martin-Vachon is already in line with our desired market position.

(c)	Long-term incentive value at grant increased for Blake, Peter and Erik Nordstrom to improve the overall competitiveness of their pay packages when Nordstrom stock price increases and shareholders also receive value. As noted on page 45, Anne Martin-Vachon received a grant of restricted stock units as part of her new hire compensation package upon hire in April 2010. Anne also received a cash payment and relocation benefits as part of that package as described on pages 45 and 48.

Base Salary

The Committee begins its annual review of base salary for the Named Executive Officers and others within the Executive Management Group by comparing our pay levels to similar roles in our peer group. The President provides input by describing the previous year’s expectations and achievements of each executive, their pay history and pay equity with other internal roles.

Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1 following their annual performance review, which includes a discussion about individual results against defined expectations.

Performance-Based Annual Cash Bonus

The opportunity for annual performance-based cash awards under the Executive Management Bonus Plan is designed to focus the Named Executive Officers on the alignment between annual operating performance and long-term business strategy. In support of our guiding principles, the performance-based bonus awards pay out only when pre-determined performance milestones are achieved. The Committee establishes the following criteria in developing the annual bonus arrangements for the Named Executive Officers:

•

Target bonus opportunity: Annual target bonus opportunity for the Named Executive Officers is defined as a percentage of base salary as shown on the Fiscal Year 2010 Compensation Changes table above. In establishing the target percentage, the Committee takes into account market pay information for similar roles within our peer group, our desired competitive positioning across compensation elements, and the internal relationship between roles within the Company.

In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times the executives’ target bonus opportunity. This maximum is higher than is common among our retail peers to continue encouraging and paying rewards when we achieve truly superior results.

•

Performance measures: The Committee establishes the performance measures that support the Company’s annual and long-range strategic goals to focus executives on the most important Company objectives. For fiscal year 2010, the Named Executive Officers all had the following measures:

-

ROIC to capture how well the Company utilized its capital resources. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

-	EBIT to emphasize the importance of earnings improvement and its role in driving shareholder value. The measure represented 100% of each executive’s performance-based bonus.

•

Performance measure milestones: The Committee defines financial milestones for the performance measures that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects a balance in the Committee’s consideration for executive pay opportunity, reinvestment in the Company and return to shareholders.

-

The ROIC threshold is set at a level consistent with the minimum EBIT milestone to ensure that an appropriate return on our invested capital is achieved before any bonus is paid out. The 2010 ROIC achievement of 13.6% exceeded the established threshold of 12.0%.

-

The minimum EBIT performance milestone is established based on growth assumptions for sales and earnings, and is set no lower than the previous year’s EBIT results. The minimum performance milestone must be achieved before any payout may be made. The target performance milestone is aligned with growth in the annual operating plan, our historical performance trends, market conditions and current external projections for the Company. The superior performance milestone takes into consideration earlier periods of strong earnings, the competitive landscape and earnings growth needed to support our long-term strategic goals.

These achievements in ROIC and EBIT resulted in a bonus payout of 200.35% of each executive’s target bonus opportunity. The fiscal year 2010 EBIT performance milestones, actual results and related bonus payout levels are shown below.

Fiscal Year 2010 Results for EBIT

The bonus payout calculation for each Named Executive Officer is shown below. The payout amounts are also shown in the Summary Compensation Table on page 45 in column (e) “Non-Equity Incentive Plan Compensation”. The range of possible payouts for fiscal year 2010 performance under the Executive Management Bonus Plan is shown in the Grants of Plan-Based Awards in Fiscal Year 2010 table, column (b), on page 49.

Fiscal Year 2010 Payout for Performance-Based Bonus

	Target Bonus Opportunity (%)	x	Base Salary ($)	=	Target Bonus Payout ($)	x	Payout of Target Bonus Opportunity (%)	=	Bonus Payout ($)
Blake W. Nordstrom	150	x	700,000	=	1,050,000	x		=	2,103,675
Peter E. Nordstrom	150	x	650,000	=	975,000	x		=	1,953,413
Erik B. Nordstrom	150	x	650,000	=	975,000	x	200.35	=	1,953,413
Michael G. Koppel	80	x	530,000	=	424,000	x		=	849,484
Anne E. Martin-Vachon (a)	80	x	460,000	=	368,000	x		=	565,119

(a)	Anne Martin-Vachon was hired in April 2010. Her bonus payout was prorated from $737,288 to $565,119 to reflect her partial year of employment.

Long-Term Incentives

Annual grants of stock options and performance share units under the 2004 and 2010 Equity Incentive Plans provide the Named Executive Officers with an incentive to create shareholder value and receive financial rewards. The long-term incentive value that determines the size of the annual grant to Named Executive Officers is expressed as a percentage of base salary as shown on the Fiscal Year 2010 Compensation Changes table on page 38.

In establishing the long-term incentive value at grant for each Named Executive Officer, the Committee considers market pay information for similar roles within our peer group, our desired competitive positioning across compensation elements, our annual share usage and dilution, and internal equity of grant size by role.

The grant value of the equity awarded to Named Executive Officers in the fiscal year 2010 annual grant consisted of 75% stock options and 25% performance share units. Stock options provide motivation for creating increased value while aligning management and shareholder interests in our growth. Performance share units focus the executives on relative performance compared to our peer group. The Committee believes the relationship between these equity vehicles represents the right balance of both absolute and relative performance.

•

Stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. None of our equity incentive plans permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.

•

Performance share units are earned after a three-year performance cycle only when the Company’s TSR is positive and outperforms more than 50% of the peer group companies listed on page 37. The performance share unit vesting schedule is shown on the following page. For the 2010 grant, the peer group excluded Belk and Neiman Marcus, for which public data on the performance measurement of TSR is not available. The Committee believes relative TSR is a meaningful measure for performance share units as it aligns with shareholder interests and complements the measures established for executives under the performance-based bonus plan.

For purposes of determining the TSR percentile rank, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle.

In keeping with our pay-for-performance philosophy, our approach to performance share units intentionally requires high standards of performance before any payout may be earned. In addition, our design provides less upside potential than some other large employers with similar programs. These parameters recognize the importance of relative performance while balancing against volatility within the peer group. Given the potential leverage that we offer through the performance-based bonus plan and the value that could be realized from stock options, the Committee believes this is the appropriate way to reward for what are truly superior results.

Performance Share Unit Vesting Schedule

Nordstrom Percentile Rank Among Peer Group (a)	Performance Share Units at Payout as % of Grant (If Nordstrom Total Shareholder Return Is Positive) (%)
>85th	125
>75th	100
>65th	85
>50th	75
≤50th	0

(a)	This schedule applies even if there are changes in the number of peer companies due to mergers, acquisitions, dissolutions or other industry consolidation. The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee.

The performance share units that vested in fiscal year 2010 had the following results and were paid out as shown in the Option Exercises and Stock Vested in Fiscal Year 2010 table on page 54. Vested performance share units are settled in shares of Common Stock or cash at the election of the executive. Prior to vesting, the Named Executive Officers may also elect to defer their vested units into the Executive Deferred Compensation Plan described on page 56.

Fiscal Year 2010 Vesting Results for Performance Share Units
3-Year Performance Cycle	Percentile Rank Among our Peers (a)	Positive Shareholder Return	Performance Share Unit Payout as % of Grant	Settlement by Named Executive Officers in Stock or Cash
2/3/2008 –1/29/2011	66th	Yes	85%	Cash

(a)	At the time of grant in 2008, our peer group included the companies listed on page 37 excluding Neiman Marcus, for which public data on the performance measurement of TSR is not available, and Belk, Coach, TJX Companies and VF Corporation, as these companies were added in a subsequent year.

Broad-based, Leadership and Retirement Benefits

Nordstrom offers to the Named Executive Officers:

•	a comprehensive program of broad-based health and financial programs to be market competitive and support healthy lifestyles;

•	a limited number of leadership benefits to be market competitive; and

•

contribution to health coverage and financial security upon retirement to encourage executives to stay with the Company throughout their careers, and reward sustained and significant contribution to Company success.

These benefits are regularly reviewed for consistency with our guiding principles, organizational culture and market practices. Additional information on each benefit is provided as noted.

	Benefit	Additional Information
Broad-based (for all employees)	Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident and long-term care insurance, and health and dependent care flexible spending accounts. Employee Stock Purchase Plan, merchandise discount	For merchandise discount, see All Other Compensation in Fiscal Year 2010, page 47
Leadership	Salary continuance; long-term disability coverage; life insurance	For life insurance, see All Other Compensation in Fiscal Year 2010, page 47
	Reimbursement for financial, tax and estate planning; reimbursement of qualifying out-of-pocket medical expenses; contribution to parking	See All Other Compensation in Fiscal Year 2010, page 47
	Executive Deferred Compensation Plan	See Nonqualified Deferred Compensation on page 56
	Leadership Separation Plan	See Potential Payments Upon Termination or Change in Control at Fiscal Year End 2010 on page 62
Retirement	401(k) match and profit sharing	See All Other Compensation in Fiscal Year 2010 on pages 47 and 48
	Retiree health care	See Potential Payments Upon Termination or Change in Control at Fiscal Year End 2010 on page 62
	Supplemental Executive Retirement Plan	See Pension Benefits on page 54

Additional Information

Employment Agreements

Nordstrom does not have individual employment agreements with any Nordstrom employee including the Named Executive Officers.

Under our Leadership Separation Plan, the eligible Named Executive Officers receive benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employment. Plan provisions are provided in the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2010 on page 62.

As described under Change in Control in the Potential Payments Upon Termination or Change in Control section on page 57, the Named Executive Officers are not entitled to any payment or accelerated benefit in connection with a change in control of the Company, unless the Committee exercises discretion.

Stock Ownership Guidelines

Ownership of Common Stock by our Named Executive Officers is encouraged by management and the Board to align their interests with those of our shareholders. Stock ownership guidelines were formally established in 2004. Under the current guidelines, the Named Executive Officers have a five-year period, from February 1, 2009 through February 1, 2014, to accumulate shares of Common Stock that meet the first achievable of either a share or value target as defined below. This variable approach helps us maintain the objectives for stock ownership while allowing some flexibility for changes in stock price.

•	Share target is the number of shares equal to a multiple of base salary designated for an executive / fixed stock price. This target does not change over the five-year period.

•	Value target is the value in stock equal to a multiple of base salary designated for an executive. This target fluctuates with changes in our stock price.

For purposes of determining stock ownership, ownership shares are made up of all forms of Common Stock including vested performance share units that are either deferred or paid out in Common Stock. Ownership shares do not include unvested or vested stock options and unvested performance share units.

The multiple of base salary to be directly or indirectly owned in Common Stock by the Named Executive Officers depends on the executive’s role in the Company, as shown below. The Committee has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision making with shareholder interests.

Stock Ownership Multiples of Base Salary

Multiple of Base Salary to be Held by End of Ownership Period
President	10x
EVP and President – Merchandising	10x
EVP and President – Stores	10x
EVP and Chief Financial Officer	4x
EVP and Chief Marketing Officer	3x

Under our guidelines, Blake, Peter and Erik Nordstrom and Michael Koppel are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. These executives must also achieve and maintain a holding minimum of 100% of their ownership targets before they may sell Nordstrom stock.

The Committee regularly reviews stock ownership status for the Named Executive Officers. As of the end of fiscal year 2010, all of the Named Executive Officers had exceeded their ownership targets with the exception of Anne Martin-Vachon, who joined the Company in April 2010, and has time remaining in the ownership period to meet her target.

Tax and Accounting Considerations

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•

Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer except the Chief Financial Officer, who is not subject to Section 162(m). The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s shareholder-approved 2004 and 2010 Equity Incentive Plans and Executive Management Bonus Plan are expected to comply with those requirements. We will pay non-deductible compensation when necessary to achieve our guiding principles for pay. For 2010, the following elements of compensation were not designed to qualify as performance-based and therefore could be subject to the Section 162(m) deduction limit: base pay, new hire cash payment, time-based vesting restricted stock units and certain other compensation. Anne Martin-Vachon received a new hire cash payment and time-based restricted stock units as part of a new hire compensation package.

•

FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”), (formerly Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”)), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 11 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 29, 2011, filed with the SEC on March 18, 2011). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units.

•

Section 409A of the Internal Revenue Code, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of changes to Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

Executive Compensation Clawback Policy

In February 2008, the Board adopted a formal executive compensation recovery policy, also known as a clawback, that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an executive officer, beginning in fiscal year 2008. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an executive officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the executive officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.

Compensation Committee Report	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. As a result, the Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Enrique Hernandez, Jr.

Philip G. Satre

B. Kevin Turner

Robert D. Walter, Chair

Summary Compensation Table	The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Blake W. Nordstrom	2010	696,111	—	346,690	1,049,719	2,103,675	1,691,038	63,852	5,951,085
President	2009	700,000	—	257,631	787,830	1,161,090	1,386,298	47,360	4,340,209
	2008	696,111	—	321,782	790,148	—	—	65,676	1,873,717
Michael G. Koppel	2010	518,722	—	178,303	539,856	849,484	1,441,214	42,215	3,569,794
EVP and Chief Financial	2009	480,000	—	176,659	540,226	636,941	1,654,697	41,321	3,529,844
Officer	2008	477,333	—	220,642	541,828	108,000	99,876	31,697	1,479,376
Peter E. Nordstrom	2010	646,389	—	321,919	974,748	1,953,413	1,919,375	47,659	5,863,503
EVP and President –	2009	650,000	—	239,229	731,554	1,078,155	1,880,835	28,627	4,608,400
Merchandising	2008	646,389	—	298,788	733,715	—	5,792	25,420	1,710,104
Erik B. Nordstrom	2010	646,389	—	321,919	974,748	1,953,413	1,716,796	80,151	5,693,416
EVP and President –	2009	650,000	—	239,229	731,554	1,078,155	1,690,132	51,307	4,440,377
Stores	2008	646,389	—	298,788	733,715	—	—	50,732	1,729,624
Anne E. Martin-Vachon	2010	351,308	414,000	1,080,018	—	565,119	142,702	350,090	2,903,237
EVP and Chief Marketing	2009	—	—	—	—	—	—	—	—
Officer	2008	—	—	—	—	—	—	—	—

(a)	Salary: The amounts shown represent base salary earned during the fiscal year. The numbers for fiscal years 2010 and 2008 vary somewhat from annual base salaries due to the timing of fiscal year end. Michael Koppel’s base salary increased in April 2010 and Anne Martin-Vachon’s salary was prorated for a partial year of employment as she joined the Company in April 2010.

Four of the Named Executive Officers contributed a portion of their base salary earned during fiscal year 2010 to the 401(k) component of the 401(k) Plan & Profit Sharing. Their contributions were as follows: $14,000 for Blake Nordstrom, $16,750 for Michael Koppel, $15,666 for Peter Nordstrom and $15,663 for Erik Nordstrom.

(b)	Bonus: Anne Martin-Vachon received a cash payment of $414,000 as part of her new hire compensation package when she joined the Company in April 2010.

(c)	Stock Awards: The amounts reported for Blake Nordstrom, Michael Koppel and Peter and Erik Nordstrom reflect the grant date fair value of performance share units granted during the fiscal year. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and Nordstrom stock price at the end of the performance cycle. The amounts reported are calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”)). The amounts are calculated by multiplying the number of performance share units awarded by the closing price of Common Stock on the date of grant. The 2008 amounts have been revised from a previous proxy disclosure to reflect the change in the SEC disclosure rules. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2010 table on page 49 for the number of performance share units granted in fiscal year 2010.

The amount reported for Anne Martin-Vachon reflects the fair value at date of grant of the restricted stock units granted as part of her new hire compensation package. The actual value she may receive will depend on whether the vesting criteria have been met and Nordstrom stock price at the end of the period. The amount reported is in accordance with ASC 718 and is calculated by multiplying the number of restricted stock units granted by the closing price of Common Stock on the date of grant. The units vest and convert to shares of Common Stock equally over three years, on the anniversary date of the award. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2010 table on page 49 for the number of restricted stock units granted in fiscal year 2010.

Assumptions used in the calculation of these amounts for fiscal years 2010, 2009 and 2008 are included in Note 11 to the Company’s audited financial statements for the fiscal year ended January 29, 2011, included in the Company’s Form 10-K filed with the SEC on March 18, 2011.

(d)	Option Awards: The amounts reported reflect the grant date fair value of stock options granted during the fiscal year. This is not the value received. The Named Executive Officers can only realize value from stock options if the market price of Nordstrom stock increases above the grant price. The amounts reported are calculated in accordance with ASC 718. The 2008 amounts have been revised from a previous proxy disclosure to reflect the change in the SEC disclosure rules. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2010 table on page 49 for the number of stock options granted in fiscal year 2010.

Assumptions used in the calculation of these amounts for fiscal years 2010, 2009 and 2008 are included in Note 11 to the Company’s audited financial statements for the fiscal year ended January 29, 2011, included in the Company’s Form 10-K filed with the SEC on March 18, 2011.

(e)	Non-Equity Incentive Plan Compensation: The amounts reported reflect the annual performance-based cash awards under the Executive Management Bonus Plan, which is addressed on page 38 in the Compensation Discussion and Analysis. The amounts of the cash awards for fiscal year 2010, approved by the Compensation Committee at its February 23, 2011 meeting, were paid out in March 2011. None of the Named Executive Officers elected to defer their cash awards for fiscal year 2010 into the Executive Deferred Compensation Plan.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: The amounts reported reflect the change in actuarial present value from fiscal year-end 2009 to fiscal year-end 2010 of each Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan. The present value of the benefit is affected by current earnings, credited years of service, the discount rate used to determine the present value of the benefit, the executive’s age, time until retirement and the age of the executive’s spouse as the potential beneficiary. Because these factors vary by individual, the present value of the benefit increased more for some of the Named Executive Officers than for others. The primary reason for the change in pension value for the Named Executive Officers was an increase in earnings used to calculate the benefit resulting from the performance-based bonus payouts for fiscal year 2010. See the Pension Benefits section on page 54 for more information about the Supplemental Executive Retirement Plan.

The amounts reported were calculated using the same interest rate and mortality rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Assumptions used in the calculation of these amounts are included in Note 6 to the Company’s audited financial statements for the fiscal year ended January 29, 2011, included in the Company’s Form 10-K filed with the SEC on March 18, 2011.

Michael Koppel had an account balance in the Executive Deferred Compensation Plan in fiscal year 2010, as described on page 56. The Company does not offer above market-rate or preferential earnings on deferred compensation, so no amounts for these types of earnings are included in the table.

(g)	All Other Compensation: A detailed description of all other compensation paid to the Named Executive Officers is shown in the table following this section.

All Other Compensation in Fiscal Year 2010

The following table shows each component of “All Other Compensation” for fiscal year 2010, reported in column (g) of the Summary Compensation Table on page 45, calculated at the aggregate incremental cost to the Company.

	Leadership Benefits				Broad- Based Benefits	Retirement Benefits		Other
Name	Financial Planning Reimburse- ment ($) (a)	Parking ($) (b)	Premium on Additional Medical Insurance ($) (c)	Premium on Life Insurance ($) (d)	Merchandise Discount ($) (e)	401(k) Plan Company Match ($) (f)	Profit Sharing ($) (g)	Aircraft Use ($) (h)	Expenses in Connection with Relo- cation ($) (i)	Tax Reim- bursement ($) (j)	Total ($)
Blake W. Nordstrom	—	—	5,482	370	38,828	9,800	7,350	2,022	—	—	63,852
Michael G. Koppel	2,450	2,760	5,482	275	14,098	9,800	7,350	—	—	—	42,215
Peter E. Nordstrom	—	—	5,482	343	20,434	9,800	7,350	4,250	—	—	47,659
Erik B. Nordstrom	—	—	5,482	343	54,368	9,800	7,350	2,808	—	—	80,151
Anne E. Martin-Vachon	—	2,070	4,143	176	26,531	—	—	—	278,217	38,953	350,090

(a)	Financial Planning Reimbursement: The Company offers reimbursement to the Named Executive Officers for tax preparation and financial and estate planning expenses, up to an annual limit of $4,000.

(b)	Parking: The Company offers to pay up to $230 per month toward parking expenses for the Named Executive Officers.

(c)	Premium on Additional Medical Insurance: The Company provides health coverage that pays 100% of qualifying out-of-pocket medical, dental and vision expenses that are not reimbursed by other Company-sponsored health plans for the Named Executive Officers and their dependents. The Named Executive Officers are reimbursed up to a calendar year maximum of $10,000 per covered family. The amounts reported are the annual Company-paid premiums for this additional coverage.

(d)	Premium on Life Insurance: The Company provides life insurance to the Named Executive Officers in an amount equal to approximately 1.25 times their base salary. The amounts reported are the annual premiums, which vary based on base salary.

(e)	Merchandise Discount: The Company provides a merchandise discount to the Named Executive Officers of 33% for purchases at Nordstrom full-line stores, nordstrom.com and through our catalogs, and 20% for purchases at Nordstrom Racks and our restaurants. A 40% discount is available at certain times of the year on specified merchandise. The merchandise discount provided to the Named Executive Officers is the same level as for all other eligible management and high-performing non-management employees of the Company. The amounts reported are the total discounts the Named Executive Officers received on their Nordstrom purchases during the fiscal year ended January 29, 2011.

(f)	401(k) Plan Company Match: The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to the Named Executive Officers. They may defer up to 15% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the 401(k) component of the Plan, subject to Internal Revenue Code limits. Footnote (a) to the Summary Compensation Table on page 45 notes the amounts the Named Executive Officers contributed to their 401(k) accounts in fiscal year 2010.

Although the matching contribution is discretionary and subject to change, the Company currently matches the executive’s contributions for the Plan year, dollar for dollar, up to 4% of eligible pay. The 2010 calendar year compensation limit for eligible pay was $245,000, as set by the Internal Revenue Service (“IRS”). The maximum Company contribution for each of the Named Executive Officers who participated in the 401(k) Plan & Profit Sharing was $9,800 (4% x $245,000), as reported above. Anne Martin-Vachon was not enrolled in the 401(k) Plan & Profit Sharing in fiscal year 2010 and was not eligible for a Company matching contribution.

Contributions under the Plan may be directed to any of 12 investment alternatives, including Common Stock.

(g)	Profit Sharing: Each year, the Board has discretion to make a contribution to the Profit Sharing component of the 401(k) Plan & Profit Sharing. Although the contribution is discretionary, the Board’s target annual Profit Sharing contribution is between 1% and 3% of a participant’s eligible pay (i.e., base salary, performance-based bonus and other taxable wages), depending on the participant’s length of service with the Company. The 2010 calendar year compensation limit for eligible pay was $245,000, as set by the IRS. Based on their years of service, Blake Nordstrom, Michael Koppel and Peter and Erik Nordstrom were eligible for a Profit Sharing contribution equal to 3% of eligible pay. Anne Martin-Vachon did not meet the eligibility requirements for 2010, so she did not receive a profit sharing contribution.

(h)	Aircraft Use: The Company owns two aircraft which it uses for business purposes. On rare occasions, a Named Executive Officer’s guest or family member accompanies the executive on a business trip on the Company’s aircraft as an additional passenger or the executives may make a non-business related stop during the trip. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft or the non-business related stop) are included in determining the aggregate incremental cost to the Company. When the travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive. The Company does not reimburse the Named Executive Officers for taxes incurred as a result of the imputed income.

In fiscal year 2010, Blake, Peter and Erik Nordstrom were accompanied by a family member or made a non-business related stop on a business trip. The costs reported are the total direct variable costs associated with the family member or non-business related travel and include meals and the tax deductions the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs.

(i)	Expenses in Connection with Relocation: The Company provides relocation assistance to eligible employees who have changed their place of residence to accept a position with Nordstrom. The type and amount of assistance varies by leadership level. Anne Martin-Vachon received the standard relocation benefits under our guidelines for an executive vice president when she moved from Canada to the Company’s headquarters in Seattle. The amount reported is the cost incurred by the Company and includes home finding, temporary living and final travel expenses, transportation of household goods and new home closing costs. It also includes carrying costs, closing costs and loss on the sale of Anne Martin-Vachon’s home in Canada. The Company engaged a relocation service provider to purchase and sell Anne Martin-Vachon’s home in Canada. The relocation service provider purchased the home in June 2010 and resold it in August 2010, resulting in a loss to the Company of $61,502.

(j)	Tax Reimbursement: The Company provides reimbursement of all taxes incurred on taxable moving expenses to employees who have changed their place of residence to accept a position with Nordstrom. The amount reported is the tax reimbursement received by Anne Martin-Vachon in fiscal year 2010.

Grants of Plan-Based Awards in Fiscal Year 2010	The following table discloses the potential range of payouts for:

•

non-equity incentive plan awards granted in fiscal year 2010. These awards are performance-based cash bonuses granted under the Executive Management Bonus Plan as described in the Compensation Discussion and Analysis on page 38; and

•

equity incentive plan awards granted in fiscal year 2010. These awards are performance share units granted under the 2004 Equity Incentive Plan as described in the Compensation Discussion and Analysis on page 40.

The table also discloses:

•	the number and value of restricted stock units granted under the 2010 Equity Incentive Plan in fiscal year 2010;

•	the number, price and grant date fair value of stock options granted under the 2004 Equity Incentive Plan in fiscal year 2010; and

•	the grant date fair value of performance share units granted under the 2004 Equity Incentive Plan in fiscal year 2010.

Name and Award	Grant Date (a)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#) (d)	All Other Option Awards: Number of Securities Underlying Options (#) (e)	Exercise or Base Price of Option Awards ($/Sh) (f)	Grant Date Fair Value of Stock and Option Awards ($) (g)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Blake W. Nordstrom
Executive Management Bonus			262,500	1,050,000	2,625,000
Performance Share Unit Award	2/24/2010	2/24/2010				7,106.25	9,475.00	11,843.75				346,690
Stock Option Award	2/26/2010	2/24/2010								78,046	36.94	1,049,719
Michael G. Koppel
Executive Management Bonus			106,000	424,000	1,060,000
Performance Share Unit Award	2/24/2010	2/24/2010				3,654.75	4,873.00	6,091.25				178,303
Stock Option Award	2/26/2010	2/24/2010								40,138	36.94	539,856
Peter E. Nordstrom
Executive Management Bonus			243,750	975,000	2,437,500
Performance Share Unit Award	2/24/2010	2/24/2010				6,598.50	8,798.00	10,997.50				321,919
Stock Option Award	2/26/2010	2/24/2010								72,472	36.94	974,748
Erik B. Nordstrom
Executive Management Bonus			243,750	975,000	2,437,500
Performance Share Unit Award	2/24/2010	2/24/2010				6,598.50	8,798.00	10,997.50				321,919
Stock Option Award	2/26/2010	2/24/2010								72,472	36.94	974,748
Anne E. Martin-Vachon
Executive Management Bonus			70,516	282,066	705,165
Restricted Stock Unit Award	5/20/2010	5/18/2010							28,986			1,080,018

(a)	Grant Date: The grant date for stock options and restricted stock units is the first open-window trading day that falls on or after the Compensation Committee’s approval of the grant. The grant date for performance share units is the approval date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: The amounts shown report the range of possible cash payouts for fiscal year 2010 associated with established levels of performance under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as indicated in the Fiscal Year 2010 Results for EBIT table on page 39. No payout is made if minimum performance criteria are not met.

Although the column heading refers to future payouts, the performance-based bonuses have already been earned and paid to the Named Executive Officers. These cash payments are reported in the Summary Compensation Table on page 45, in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards: The numbers shown report the range of potential performance share unit payouts for the three-year performance cycle of the 2010 grant, beginning January 31, 2010 and ending February 2, 2013. Payouts are shown in units at 75%, 100% and 125% of the number of performance share units granted.

(d)	All Other Stock Awards: Number of Shares of Stock or Units: The number shown is the number of restricted stock units granted to Anne Martin-Vachon as part of her new hire compensation package.

(e)	All Other Option Awards: Number of Securities Underlying Options: The numbers shown report the number of stock options granted in fiscal year 2010 to the Named Executive Officers. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant. For more information about long-term incentive grant practices, see the Compensation Discussion and Analysis on page 40.

Under the 2004 and 2010 Equity Incentive Plans, the Compensation Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units and performance share units. In fiscal year 2010, Blake Nordstrom, Michael Koppel and Peter and Erik Nordstrom were granted stock options and performance share units, and Anne Martin-Vachon was granted restricted stock units.

(f)	Exercise or Base Price of Option Awards: The exercise price of the stock options granted in fiscal year 2010 of $36.94 is the fair market value at the closing price of Common Stock on the grant date, February 26, 2010.

(g)	Grant Date Fair Value of Stock and Option Awards: The grant date fair value of the stock options, performance share units and restricted stock units is calculated in accordance with ASC 718.

The value for performance share units is calculated by multiplying the number of performance share units granted by the closing price of Common Stock on the date of grant, which was $36.59. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and Nordstrom stock price at the end of the performance cycle.

The value for stock options is calculated by multiplying the number of options awarded by the fair value of an option for the fiscal year 2010 grant, which was $13.45. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $36.94. The actual value received by the Named Executive Officers will be the difference between the stock price at a future date when the stock options are exercised, and the grant price of $36.94.

The value for restricted stock units is calculated by multiplying the number of restricted stock units granted by the closing price of Common Stock on the date of grant, which was $37.26. The actual value received by the Named Executive Officer is determined based on Nordstrom stock price at the end of the period and will depend on whether the vesting criteria have been met.

Outstanding Equity Awards at Fiscal Year End 2010	The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended January 29, 2011. The table includes unexercised and unvested stock options, performance share units with remaining years in their three-year performance cycles, and unvested restricted stock units. The vesting schedule for outstanding stock options and additional information about the outstanding performance share units is shown following this table. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 65.

	Option Awards							Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
	Grant Date	Exercisable	Unexercisable
Blake W. Nordstrom	2/25/2002	106,466	—		12.68		2/25/2012
	3/5/2003	87,500	—		8.85	(f)	3/5/2013
	2/25/2004	80,522	—		19.56		2/25/2014
	2/23/2005	67,502	—		26.01		2/23/2015
	2/22/2006	49,048	—		40.27		2/22/2016
	3/1/2007	30,009	10,002		53.63		3/1/2017
	2/28/2008	25,924	25,923		38.02		2/27/2018
	2/27/2009	29,707	89,121		13.47		2/27/2019
	2/26/2010	—	78,046		36.94		2/26/2020
										26,594.25	1,087,971
Michael G. Koppel	2/25/2002	57,670	—		12.68		2/25/2012
	2/18/2003	87,214	—		8.85		2/18/2013
	2/25/2004	44,286	—		19.56		2/25/2014
	2/23/2005	37,126	—		26.01		2/23/2015
	2/22/2006	28,728	—		40.27		2/22/2016
	3/1/2007	18,863	6,287		53.63		3/1/2017
	2/28/2008	17,776	17,777		38.02		2/27/2018
	2/27/2009	20,370	61,112		13.47		2/27/2019
	2/26/2010	—	40,138		36.94		2/26/2020
										17,017.75	696,196
Peter E. Nordstrom	2/25/2002	52,106	—		12.68		2/25/2012
	2/25/2004	46,012	—		19.56		2/25/2014
	2/23/2005	40,984	—		26.01		2/23/2015
	2/22/2006	31,531	—		40.27		2/22/2016
	3/1/2007	21,006	7,001		53.63		3/1/2017
	2/28/2008	24,072	24,072		38.02		2/27/2018
	2/27/2009	27,585	82,755		13.47		2/27/2019
	2/26/2010	—	72,472		36.94		2/26/2020
										24,694.50	1,010,252
Erik B. Nordstrom	2/25/2002	31,230	—		12.68		2/25/2012
	2/18/2003	93,444	—		8.85		2/18/2013
	2/25/2004	46,012	—		19.56		2/25/2014
	2/23/2005	40,984	—		26.01		2/23/2015
	2/22/2006	31,531	—		40.27		2/22/2016
	3/1/2007	21,006	7,001		53.63		3/1/2017
	2/28/2008	24,072	24,072		38.02		2/27/2018
	2/27/2009	27,585	82,755		13.47		2/27/2019
	2/26/2010	—	72,472		36.94		2/26/2020
										24,694.50	1,010,252
Anne E. Martin-Vachon	5/20/2010	—	—		—		—	28,986	1,185,817	—	—

(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options: The Company does not have any outstanding performance-based stock options. Therefore, nothing is reported in this column.

(b)	Number of Shares or Units of Stock That Have Not Vested: The number reported is the number of unvested restricted stock units related to Anne Martin-Vachon’s new hire compensation package when she joined the Company in April 2010. These units vest and convert to shares of Common Stock equally over three years, on the anniversary of the date of the award.

(c)	Market Value of Shares or Units of Stock That Have Not Vested: The value reported is the number of unvested restricted stock units multiplied by $40.91, the closing price of Common Stock on January 29, 2011, the last day of the fiscal year.

(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested: The numbers reported are the outstanding performance share units granted in fiscal years 2009 and 2010. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2010, 85% of the number of performance share units granted in fiscal year 2009 would have been earned, and 0% of the number granted in fiscal year 2010 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2009 grant is based on achieving the target level of performance, which pays out at 100% of the number granted. The number of estimated shares reported for the 2010 grant is based on achieving the threshold level of performance, which pays out at 75% of the number granted, as shown in the Performance Share Unit Vesting Schedule on page 41. See the Outstanding Equity Awards: Performance Share Units table on page 53 for detailed information about these awards.

(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested: The amounts reported relate to the outstanding performance share units granted in fiscal years 2009 and 2010. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2010, 85% of the number of performance share units granted in fiscal year 2009 would have been earned, and 0% of the number granted in fiscal year 2010 would have been earned.

As required to be disclosed, the payout values reported are based on achieving the target level of performance for the 2009 grant, which pays out at 100% of the number granted, and the threshold level of performance for the 2010 grant, which pays out at 75% of the number granted. The value of estimated payouts has been calculated using the closing price of Common Stock on January 29, 2011, the last day of the fiscal year, of $40.91. See the Outstanding Equity Awards: Performance Share Units table on page 53 for detailed information about these awards.

(f)	2003 Annual Grant for Blake Nordstrom: The Company’s normal practice is for all annual grants to be approved by the Compensation Committee at regularly scheduled Committee meetings. However, the 2003 annual grant for Blake Nordstrom was approved after the regularly scheduled Committee meeting, as the Compensation Committee required additional time to finalize his 2003 compensation package. So that Blake Nordstrom would not receive any advantage with respect to exercise price, his grant was approved with an exercise price equal to the greater of the closing price of Common Stock on the Committee approval date of March 5, 2003, or on February 18, 2003, the date of the annual grant for all other eligible employees. The closing price was higher on February 18, 2003, so the exercise price of Blake Nordstrom’s 2003 annual grant was the same as for all other eligible employees.

Outstanding Equity Awards: Stock Option Vesting Schedule

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended January 29, 2011. All stock option grants have a four-year vesting schedule of 25% per year and a 10-year term.

Grant Date	Vesting Schedule	Expiration Date
3/1/2007	25% per year with a remaining vesting date of 3/1/2011	3/1/2017
2/28/2008	25% per year with remaining vesting dates of 2/28/2011 and 2/28/2012	2/27/2018
2/27/2009	25% per year with remaining vesting dates of 2/27/2011, 2/27/2012 and 2/27/2013	2/27/2019
2/26/2010	25% per year with vesting dates of 2/26/2011, 2/26/2012, 2/26/2013 and 2/26/2014	2/26/2020

Outstanding Equity Awards: Performance Share Units

The following table shows the detail for the outstanding performance share units that were granted in fiscal years 2009 and 2010 under the 2004 Equity Incentive Plan and are shown in columns (d) and (e) of the Outstanding Equity Awards at Fiscal Year End 2010 table on page 51. These 2009 and 2010 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and long-term incentive grant practices is provided in the Compensation Discussion and Analysis on page 40.

	Three Year Performance Cycle (a)	Estimated Shares (at 100% of the Number Granted for the 2009 Grant and 75% of the Number Granted for the 2010 Grant) (#) (b)	Value of Estimated Payout ($) (c)
Name
Blake W. Nordstrom	2/1/2009 – 1/28/2012 1/31/2010 – 2/2/2013	19,488.00 7,106.25	797,254 290,717
Michael G. Koppel	2/1/2009 – 1/28/2012 1/31/2010 – 2/2/2013	13,363.00 3,654.75	546,680 149,516
Peter E. Nordstrom	2/1/2009 – 1/28/2012 1/31/2010 – 2/2/2013	18,096.00 6,598.50	740,307 269,945
Erik B. Nordstrom	2/1/2009 – 1/28/2012 1/31/2010 – 2/2/2013	18,096.00 6,598.50	740,307 269,945

(a)	Performance Cycle: The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met and become vested when the results have been certified by the Compensation Committee.

(b)	Estimated Shares: Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2010, 85% of the number of performance share units granted in fiscal year 2009 would have been earned, and 0% of the number granted in fiscal year 2010 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2009 grant is based on achieving the target level of performance, which pays out at 100% of the number granted, and the number of estimated shares reported for the 2010 grant is based on achieving the threshold level of performance, which pays out at 75% of the number granted.

(c)	Value of Estimated Payout: The value of estimated performance share unit payouts is calculated using the closing price of Common Stock on January 29, 2011, the last day of the fiscal year, of $40.91, and a payout at 100% of the number granted for the 2009 grant and 75% of the number granted for the 2010 grant. The payout estimate does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units.

Option Exercises and Stock Vested in Fiscal Year 2010	The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2010; and

•	the number of shares of Common Stock acquired and value realized from performance share units that vested in fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Blake W. Nordstrom	163,158	5,500,431	7,850.60	321,168
Michael G. Koppel	36,358	1,222,578	5,383.05	220,221
Peter E. Nordstrom	90,804	2,790,325	7,289.60	298,218
Erik B. Nordstrom	41,684	1,280,512	7,289.60	298,218
Anne E. Martin-Vachon	—	—	—	—

(a)	Value Realized on Exercise: The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting: The performance share units granted in 2008 vested at 85% of target based on Nordstrom total shareholder return relative to other companies in its peer group, as described in the Compensation Discussion and Analysis on page 41. The number of shares acquired on vesting is equal to the number of shares granted multiplied by 85%.

(c)	Value Realized on Vesting: The amount realized equals the number of shares of Common Stock acquired at vesting, multiplied by $40.91, the closing price of Common Stock on January 29, 2011, the last day of the three-year performance cycle. Vested performance share units are paid in shares of Common Stock or cash at the election of the executives. Prior to vesting, in accordance with the requirements of Internal Revenue Code Section 409A, executives may also elect to defer their vested performance share units into the Executive Deferred Compensation Plan. All of the Named Executive Officers who received the 2008 performance share unit grant elected to receive 100% of their payouts in cash.

Pension Benefits	The Supplemental Executive Retirement Plan (“SERP”) is designed to encourage designated executives to stay with Nordstrom throughout their careers and to reward their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. The Named Executive Officers are eligible for a full SERP benefit at age 58. The full retirement benefit is equal to 1.6% multiplied by final average pay and the executive’s years of credited service, up to a maximum of 25 years. Executives may retire early, between the ages of 53 and 57 with at least 10 years of credited service and prior approval by the Board, and receive a reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

There is no offset or reduction in the Named Executive Officers’ SERP benefit for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this benefit depends on the executive’s age and years of credited service at the time of death.

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

Information about payment of the SERP benefit related to change in control is provided in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2010 table on page 61.

The SERP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the SERP. However, the Company does set aside funds to assist in the payment of future benefit obligations. See Note 6 in the Company’s Form 10-K filed with the SEC on March 18, 2011 for a discussion of the benefit obligation and funded status.

Fiscal Year 2010 Pension Benefits Table	The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. See Note 6 in the Company’s Form 10-K filed with the SEC on March 18, 2011 for a discussion of the benefit obligation, funded status and assumptions used.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	25 years	8,540,713	—
Michael G. Koppel	Supplemental Executive Retirement Plan	21 years	4,736,592	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	25 years	7,346,874	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	25 years	6,456,852	—
Anne E. Martin-Vachon	Supplemental Executive Retirement Plan	1 year	142,702	—

(a)	Number of Years Credited Service: The number of years of credited service under the SERP is capped at 25. At one time, the Compensation Committee granted additional years of service to select executives hired mid-career so that they could earn the full 25 years of service by the time they reached the retirement age of 58. Michael Koppel received this grant of additional years of service and will earn the equivalent of 25 years of service at a retirement age of 58, if he stays with the Company until that time. Ten of Michael Koppel’s 21 years are additional years of service. This practice of granting additional years of service was discontinued in 2005.

(b)	Present Value of Accumulated Benefit: The amounts shown are based on a retirement age of 58. Blake, Peter and Erik Nordstrom and Anne Martin-Vachon are not currently entitled to receive any amounts because such amounts are not vested and the executives are not the minimum retirement age of 53. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit with a present value as of the end of the fiscal year of $3,778,191, as reported in the Potential Payments Upon Termination or Change of Control table on page 58.

Nonqualified Deferred Compensation	The Company offers the Executive Deferred Compensation Plan (“EDCP”) to designated leadership-level employees, including the Named Executive Officers, with a minimum base salary of $85,000. Under this Plan, a participant may defer up to 100% of base salary in excess of $50,000, up to 100% of any vested performance share units (less applicable payroll taxes).

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the Internal Revenue Code. If a participant’s EDCP deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company may deposit a make-up contribution into the participant’s EDCP account. No other Company contributions or matches are made. The participating Named Executive Officer did not receive a make-up contribution in the fiscal year ended January 29, 2011, because the Company’s contribution to his 401(k) Plan & Profit Sharing was not reduced due to any deferrals into the EDCP.

Plan participants may direct their cash deferrals to any of 16 deemed investment alternatives and may change their investment allocations daily. The deemed investment alternatives do not include Common Stock. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The value of deferred performance share units is based on the price of Common Stock. The following table shows the investment choices available under the Plan and annual rates of return for the Plan year ended December 31, 2010, as reported by the third-party administrator of the Plan.

Deemed Investment Choices and Returns Under the EDCP

Asset Class	Fund Name	One Year Annualized Average Return for the Plan Year Ended December 31, 2010 (%)
Core Bonds	PIMCO VIT Total Return – Administrative Shares	8.12
International Developed Markets	AllianceBernstein VPS International Value – Class A Shares Fidelity VIP Overseas – Initial Class Invesco V.I. International Growth – Series I Shares	4.59 13.11 12.86
Large Cap Blend	Davis Value Fidelity VIP Index 500 – Initial Class	12.76 15.02
Large Cap Growth	Janus Aspen Series Forty – Institutional Shares	6.75
Mid Cap Blend	MainStay VP Mid Cap Core – Initial Class	23.64
Mid Cap Growth	Janus Aspen Series Enterprise – Institutional Shares	25.85
Money Market	Fidelity VIP Money Market – Initial Class	0.28
Multi-Asset Domestic	Janus Aspen Series Balanced – Institutional Shares	8.39
Sector	MFS VIT Utilities Series – Initial Class Dreyfus IP Technology Growth – Initial Shares	13.81 29.93
Small Cap Blend	Royce Small Cap – Investment Class	20.52
Small Cap Growth	LVIP Baron Growth Opportunities – Service Class	26.38
Specialty Bonds	MainStay VP High Yield Corporate Bond – Initial Class	12.67

Participants in the EDCP may elect to receive scheduled in-service distributions, and annual installments or lump sum distributions at retirement. The distribution elections are made in compliance with Section 409A of the Internal Revenue Code. If participants separate from the Company prior to retirement, their account balances are paid out in a lump sum at termination. In certain types of unforeseeable financial emergencies, such as illness or casualty losses, hardship distributions may be allowed after review by the Plan’s internal Administrative Committee. There have been no hardship distributions since the Plan has been in place.

If a participant dies while employed by the Company, the beneficiary receives in a lump sum:

•	the participant’s undistributed account balance; and

•	two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007.

The death benefit of two times deferrals was an EDCP provision that was originally added to supplement an executive’s life insurance benefit. All eligible employees, including those eligible for the EDCP, have the opportunity to purchase additional life insurance during open enrollment for the Company’s group term life insurance plan. As a result, in 2006 the Board approved a change to discontinue the death benefit of two times deferrals for any deferrals made after December 31, 2007.

The EDCP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the EDCP. However, the Company has set aside funds to pay for future benefit obligations.

Fiscal Year 2010 Nonqualified Deferred Compensation Table	The following table discloses information on the nonqualified deferred compensation for the Named Executive Officers under the Company’s EDCP for the fiscal year ended January 29, 2011. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to Named Executive Officers under the SERP is provided on page 54.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals / Distributions ($) (d)	Aggregate Balance at Last Fiscal Year-End ($) (e)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	354,315	—	1,979,064
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Anne E. Martin-Vachon	—	—	—	—	—

(a)	Executive Contributions in Last Fiscal Year: None of the Named Executive Officers elected to contribute to the EDCP during the fiscal year ended January 29, 2011.

(b)	Registrant Contributions in Last Fiscal Year: The Company did not make any make-up contributions to the Named Executive Officers’ EDCP accounts during the fiscal year ended January 29, 2011.

(c)	Aggregate Earnings in Last Fiscal Year: The amount includes the total interest or other earnings accrued on the entire EDCP account balance, including deferred performance share units, during the fiscal year ended January 29, 2011.

(d)	Aggregate Withdrawals/Distributions: Michael Koppel did not have any withdrawals or distributions from his EDCP account during the fiscal year ended January 29, 2011.

(e)	Aggregate Balance at Last Fiscal Year-End: The amount shown is the total EDCP balance, including earnings on deferrals, as of January 29, 2011. Excluding earnings on deferrals, the amount shown has been previously disclosed in the Summary Compensation Table in our prior Proxy Statements.

Potential Payments Upon Termination or Change In Control	The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on January 29, 2011, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on that date of $40.91. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements

The Company does not have individual employment agreements with any Nordstrom employees, including the Named Executive Officers. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

Termination Scenarios

The following table shows various termination scenarios that would trigger payments under the Company’s compensation plans.

Potential Payments Upon Termination or Change in Control at Fiscal Year End 2010

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Change in Control ($)
Blake W. Nordstrom
Continued or Accelerated Vesting of Equity Awards (a)	3,282,018	3,282,018	—	—	—
Vested SERP Benefit (b)	2,918,089	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	876,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	—	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	7,076,107	3,282,018	—	—	—
Michael G. Koppel
Continued or Accelerated Vesting of Equity Awards (a)	2,197,434	2,197,434	2,197,434	2,197,434	—
Vested SERP Benefit (b)	1,873,930	—	3,778,191	3,778,191	—
Executive Deferred Compensation Plan Survivor Benefit (c)	2,026,920	—	—	—	—
Life Insurance Proceeds (d)	663,000	—	—	—	—
Retiree Health Care Benefit (e)	165,190	386,080	386,080	386,080	—
Separation Benefit (f)	—	—	—	258,109	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	6,926,474	2,583,514	6,361,705	6,619,814	—
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards (a)	3,047,587	3,047,587	—	—	—
Vested SERP Benefit (b)	2,585,526	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	813,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	—	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	6,446,113	3,047,587	—	—	—
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards (a)	3,047,587	3,047,587	—	—	—
Vested SERP Benefit (b)	2,166,720	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	813,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	—	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	6,027,307	3,047,587	—	—	—
Anne E. Martin-Vachon
Continued or Accelerated Vesting of Equity Awards (a)	1,185,817	1,185,817	—	—	—
Vested SERP Benefit (b)	65,280	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit (c)	—	—	—	—	—
Life Insurance Proceeds (d)	576,000	—	—	—	—
Retiree Health Care Benefit (e)	—	—	—	—	—
Separation Benefit (f)	—	—	—	247,276	—
Executive Management Bonus (g)	—	—	—	—	—
Total Value of Incremental Benefits	1,827,097	1,185,817	—	247,276	—

(a)	Continued or Accelerated Vesting of Equity Awards: As of the end of fiscal year 2010, the Named Executive Officers had outstanding equity awards under the 1997 Stock Option Plan and the 2004 and 2010 Equity Incentive Plans. Treatment of the awards under various termination scenarios is described below.

Stock Options

Death, Disability or Retirement

Except as noted below for the 2009 and 2010 stock option grants, the stock option agreements under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death, disability or retirement, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

Beginning with the 2009 stock option grant, the stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

The amounts shown in the table for the Death and Disability termination scenarios include the values, as of the end of fiscal year 2010, of unvested stock options that would continue to vest or immediately vest and be exercisable during the period ending four years after termination.

The amount shown in the table for the Retirement termination scenario for Michael Koppel includes the value, as of the end of fiscal year 2010, of unvested stock options that would continue to vest and be exercisable during the period ending four years after termination. Michael Koppel is the only Named Executive Officer who would qualify for this continued vesting upon retirement as of the end of the fiscal year since he has reached the minimum retirement age of 53 with at least 10 years of service.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Change in Control

Although the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at the time of granting stock options or thereafter, that stock options will become immediately exercisable in the event of a change in control of the Company. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% or more of the Board; or

•

any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Under the 2010 Equity Incentive Plan approved by shareholders in May 2010, accelerated vesting is allowed only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

Performance Share Units

Death, Disability or Retirement

The 2009 and 2010 performance share unit award agreements under the 2004 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death, disability or retirement, the participant will be entitled to a prorated payment with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle.

The amounts shown in the table include the value of unvested performance share units that would be prorated and paid as a lump sum at the end of the performance cycle in the event of the Named Executive Officer’s death or disability, or in the case of Michael Koppel, who has met the minimum retirement age of 53 with at least 10 years of service, in the event of his death, disability or retirement, assuming the performance conditions were met. Both the 2009 and 2010 grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2010, 85% of the number of performance share units granted in fiscal year 2009 would have been earned and 0% of the number granted in fiscal year 2010 would have been earned. Therefore, the amounts in the table are based on a payout at 85% of the prorated number of performance share units for the 2009 grant, and no payout for the 2010 grant.

If, during the term of any outstanding performance cycles and regardless of whether the executive is then employed by the Company, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards will be automatically forfeited.

Change in Control

As with the option awards under the 2004 Equity Incentive Plan described on page 59 under Change in Control, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units awarded under the 2004 Equity Incentive Plan. However, the Compensation Committee has discretion to determine at the time of grant or thereafter, that all or a portion of the performance share units will become vested in the event of a change in control of the Company. The Compensation Committee may also make this determination in the event the executive is subject to an involuntary termination after a change in control.

As stated on page 59 under Change in Control, under the 2010 Equity Incentive Plan approved by shareholders in May 2010, accelerated vesting is allowed only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

Restricted Stock Units

Death or Disability

The restricted stock unit award agreements under the 2010 Equity Incentive Plan provide that if the participant’s employment is terminated by reason of death or disability, unvested restricted stock units granted more than six months prior to the termination event will immediately vest and convert to shares of Common Stock as of that date.

The amounts shown in the table for the Death and Disability termination scenarios for Anne Martin-Vachon are the value of unvested restricted stock units that would immediately vest and be converted to Common Stock.

Change in Control

As with the option and performance share unit awards under the 2010 Equity Incentive Plan described above and on page 59 under Change in Control, participants are not entitled to any payment or accelerated benefit upon a change in control with respect to restricted stock units awarded under the 2010 Equity

Incentive Plan. However, the Compensation Committee has discretion to determine at the time of grant or thereafter, that all or a portion of the restricted stock units will become vested in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

(b)	Vested SERP Benefit: The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for their life after the executive’s death, as described in the Pension Benefits section on page 54.

Death

The amounts shown for the Death termination scenario are the present value of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

Retirement

The amount shown in the table for the Retirement termination scenario for Michael Koppel is the present value of his reduced SERP benefit, payable in semi-monthly installments, assuming the payments would begin as of the end of fiscal year 2010. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit, as described in the Pension Benefits section on page 54.

Termination without Cause

The amount shown in the table for the Termination without Cause scenario for Michael Koppel is the present value of his reduced SERP benefit, payable in semi-monthly installments, assuming the payments would begin as of the end of fiscal year 2010. Because Michael Koppel has met the minimum age and service requirements for early retirement, with prior approval from the Board he would be eligible to receive a reduced SERP benefit, as described in the Pension Benefits section on page 54.

Change in Control

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the Fiscal Year 2010 Pension Benefits Table on page 55, column (b), “Present Value of Accumulated Benefit.”

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(c)	Executive Deferred Compensation Plan Survivor Benefit: Under the EDCP, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

The amount shown is the death benefit equal to two times Michael Koppel’s deferrals made through December 31, 2007. The amount does not include Michael Koppel’s undistributed account balance of $1,979,064. His beneficiary is entitled to receive this account balance in the event of his death, but the amount is not shown in this table as it is already shown in the Fiscal Year 2010 Nonqualified Deferred Compensation Table on page 57, column (e), “Aggregate Balance at Last Fiscal Year-End.”

(d)	Life Insurance Proceeds: The Company provides life insurance for the Named Executive Officers of approximately 1.25 times annual base salary.

The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (d) in the All Other Compensation in Fiscal Year 2010 table on page 47.

(e)	Retiree Health Care Benefit: The Company provides continued health care coverage for the Named Executive Officers if they separate from the Company after age 53 with at least 10 years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The Named Executive Officers would be covered under the Nordstrom health plan and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse after the executive’s death.

Death, Disability, Retirement or Termination without Cause

The amount in the table for Michael Koppel is the present value of the health care cost that would be payable by the Company if he had separated on the last day of the fiscal year. Michael Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement. Assumptions used in determining these amounts include a discount rate of 5.60% and the RP2000 Mortality table (sex distinct, projected to 2018 for white-collar healthy annuitants).

An executive who is terminated for cause is not eligible to receive the Retiree Health Care benefit.

(f)	Separation Benefit: Under the Leadership Separation Plan, Michael Koppel and Anne Martin-Vachon are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause (e.g., acts of dishonesty, negligence, discrimination or harassment, or any violation of law or of the Company’s policies or performance standards). The benefits are based on leadership level and years of service and for the eligible Named Executive Officers include:

•

lump sum cash separation payment of one month of base salary per year of service, with a minimum of 6 months up to a maximum of 24 months of base salary, reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the separation payment;

•

lump sum cash payment representing the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for and elects the Retiree Health Care benefit as described in footnote (e) above; and

•	up to six months of outplacement services.

The potential separation benefits for the Named Executive Officers are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Blake W. Nordstrom	—	—	—	—
Michael G. Koppel	252,209	—	5,900	258,109
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Anne E. Martin-Vachon	230,000	11,376	5,900	247,276

Michael Koppel’s separation payment shown above is reduced by an amount equal to his early retirement gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the company-paid portion of medical benefits as it is assumed he would elect the Company’s Retiree Health Care benefit.

Under the Leadership Separation Plan, the Company may provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, the Named Executive Officers must sign a release in which the executive agrees, among other things, not to disclose to any one at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(g)	Executive Management Bonus: The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

Compensation Risk Assessment	The objective of this statement is to provide shareholders with a discussion and analysis of the Company’s broader pay philosophies and overall compensation practices for its employees, including non-executive officers, to ensure these practices do not pose a material adverse risk to the organization.

The Compensation Committee oversees an extensive annual review of the Company’s pay for performance philosophy, the make up and balance of elements in the compensation package and the alignment of plans with shareholder interests, considering the management governance controls that are in place. The review for fiscal year 2010 concluded with the following perspectives.

The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

Overall, the Company, by the very nature of being a fashion specialty retailer, is not engaged in activities, in part or as a whole, that are high risk. The Company has systems in place to identify, monitor and control risks and individuals, making it difficult for a single individual or a group of individuals to expose the Company to material risk.

Nordstrom’s compensation systems are balanced, rewarding both short-term and long-term performance. Company results are team oriented rather than individually focused, and tied to measurable factors that are both transparent to shareholders and drivers of their returns.

The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing long-term strategic priorities. Strong stock ownership guidelines are in place for Company leaders and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

The Committee is actively engaged in setting compensation systems, monitoring these systems during the year and using discretion in making rewards, as necessary.

Finally, the Company has active and engaged oversight systems in place. The entire Board is aware of the compensation systems, as established and approved by the Committee. The Audit Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting which is in place to provide strong, timely insight into the performance of the Company.

As a result of this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plans

The following table provides information as of the fiscal year ended January 29, 2011 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders (a)	15,101,325	(b)	$27	13,698,599	(c)
Equity compensation plans not approved by the Company’s shareholders	—		—	—
Total	15,101,325		$27	13,698,599

(a)	These Plans consist of the 2010 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 106,252 of deferred Director awards, and 186,156 related to deferred performance share units.

(c)	Includes 11,775,785 shares from the 2010 Equity Incentive Plan, 1,281,386 shares from the Employee Stock Purchase Plan and 641,428 shares from the 2002 Nonemployee Director Stock Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines	In order to better align their interests with the interests of our shareholders, the Company encourages ownership of Common Stock by its Directors, officers and employees.

The Company has adopted specific stock ownership guidelines for our executives, described in the Compensation Discussion and Analysis on page 43, as well as our Directors.

The Director Stock Ownership Policy requires each Director, within five years of joining the Board, to own Common Stock having a value of three times the annual aggregate Director base stock award and cash retainer fee of $150,000. Under this policy, Directors are currently required to own Common Stock having a value of at least $450,000 by their fifth anniversary of joining the Board. As of March 11, 2011, each Director nominated for election at the annual meeting had either satisfied these ownership guidelines or had time remaining to do so.

Beneficial Ownership Table	The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than five percent of the outstanding shares of Common Stock, by our Directors, director nominees, the Named Executive Officers, and by all Directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 11, 2011.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	27,698,512	12.70
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	20,972,146	9.62
Blake W. Nordstrom (c)	2,686,129	1.23
Erik B. Nordstrom (d)	2,478,639	1.13
Peter E. Nordstrom (e)	2,416,356	1.11
Michael G. Koppel (f)	425,570	*
Enrique Hernandez, Jr. (g)	108,382	*
Robert D. Walter (h)	62,118	*
Alison A. Winter (i)	47,339	*
Anne E. Martin-Vachon (j)	28,986	*
Philip G. Satre (k)	26,140	*
Phyllis J. Campbell (l)	19,748	*
Robert G. Miller (m)	15,949	*
Felicia D. Thornton (n)	1,233	*
B. Kevin Turner (o)	1,233	*
Michelle M. Ebanks (p)	0	*
Directors and executive officers as a group (29 persons) (q)	10,388,340	4.70

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom’s amount and nature of beneficial ownership includes:
•	10,038,631 shares owned by him directly, of which 1,900,000 shares are pledged as collateral for loans;

•	2,333 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;
•	231,776 shares owned by his wife individually;
•	11,180,832 shares held by trusts of which he is a trustee and beneficiary; and
•

6,244,940 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Anne E. Gittinger’s amount and nature of beneficial ownership includes:
•	13,844,460 shares owned by her directly;
•	3,982 shares held by her in the Company’s 401(k) Plan & Profit Sharing;
•	1,555,200 shares held by a trust of which she is a trustee and beneficiary;
•

5,501,520 shares held by a trust of which she is the beneficiary, but over which she holds no voting or investment power and which are also reported as beneficially owned by her brother, Bruce A. Nordstrom; and

•	66,984 shares held individually by her husband, D. Wayne Gittinger.

(c)	Blake W. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,620,040 shares owned by him directly, of which 952,858 shares are pledged as collateral for loans;
•	70,104 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	548,860 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2011;
•	375,466 shares owned by his wife individually;
•	59,124 shares held by trusts of which he is a trustee;
•	561 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership; and
•	11,974 shares held in a custodial account, of which he is the custodian.

(d)	Erik B. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,896,835 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans;
•	18,186 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	380,604 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2011;
•	40,486 shares owned by his wife individually;
•	79,446 shares held by trusts of which he is the trustee; and
•	63,082 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(e)	Peter E. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,839,812 shares owned by him directly, of which 243,964 shares are pledged as collateral for loans;
•	23,056 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	308,036 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2011;
•	143,398 shares owned by his wife individually;
•	342 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing;
•	22,370 shares held by trusts of which he is the trustee; and
•	79,342 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Michael G. Koppel’s amount and nature of beneficial ownership includes:
•	38,593 shares owned by him directly;
•	23,646 non-voting stock units held under the Company’s Executive Deferred Compensation Plan;
•	5,719 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	357,612 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2011.

(g)	Enrique Hernandez, Jr.’s amount and nature of beneficial ownership includes:
•	12,546 shares owned by him directly;
•	70,836 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board; and
•	25,000 shares that may be acquired by him through a currently exercisable stock option.

Does not include:
•

200,000 non-voting stock appreciation units granted to Mr. Hernandez for his services as Lead Director, during the period of 2000 to 2003 under the Directors Deferred Compensation Plan. The stock appreciation units are convertible at any time upon his election or when he ceases to be a member of the Board into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded ($8.03 as to 50,000 stock appreciation units, $10.04 as to 75,000 stock appreciation units, and $9.11 as to another 75,000 stock appreciation units) and the value of a share of Common Stock on the date the stock appreciation unit is converted. These stock appreciation units are not convertible into Common Stock.

(h)	Robert D. Walter’s amount and nature of beneficial ownership includes:
•	54,926 shares owned by him directly; and
•	7,192 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(i)	Alison A. Winter’s amount and nature of beneficial ownership includes:
•	26,031 shares owned by her directly;
•	19,410 shares held by a trust, of which she and her husband are trustees and beneficiaries;
•	849 shares held by her son in an account, over which she shares investment power;
•	849 shares held by her daughter in an account, over which she shares investment power; and
•	200 shares held by her husband in a retirement account, over which she shares investment power.

(j)	Anne E. Martin-Vachon’s amount and nature of beneficial ownership includes:
•	28,986 shares owned by her directly.

(k)	Philip G. Satre’s amount and nature of beneficial ownership includes:
•	14,246 shares held by a family trust, of which he is a trustee and beneficiary; and
•	11,894 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(l)	Phyllis J. Campbell’s amount and nature of beneficial ownership includes:
•	9,974 shares owned by her directly; and
•	9,774 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(m)	Robert G. Miller’s amount and nature of beneficial ownership includes:
•	15,949 shares owned by him directly.

(n)	Felicia D. Thornton’s amount and nature of beneficial ownership includes:
•	1,233 shares owned by her directly.

(o)	B. Kevin Turner’s amount and nature of beneficial ownership includes:
•	1,233 shares owned by him directly.

(p)	Michelle M. Ebanks is nominated for election to the Board in May 2011 and does not currently own any Company stock.

(q)	Collectively, the combined amount and nature of beneficial ownership for the Directors, director nominees and all executive officers include:
•	6,244,941 shares owned directly;
•	1,194,672 shares owned by spouses and trusts of which the respective Director, director nominee or executive officer is a trustee, or a trustee and beneficiary;

•	99,696 non-voting stock units held by participating Directors under the Directors Deferred Compensation Plan;
•	100,483 non-voting stock units held by participating executive officers under the Company’s Executive Deferred Compensation Plan;
•	204,254 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and
•	2,544,294 shares that may be acquired by the Directors and executive officers and their eligible spouses as a group through stock options exercisable within 60 days after March 11, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 29, 2011 all of our Directors, executive officers and owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that Bruce A. Nordstrom filed one late Form 4 due to an administrative error, Delena M. Sunday filed one late report due to an administrative error relating to the total shares directly owned, and David M. Witman filed one late report due to an error in reporting shares sold for payment of taxes.

Certain Relationships and Related Transactions

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. Our Employee Code of Business Conduct and Ethics and the Directors’ Code of Business Conduct and Ethics require all employees, including executive officers, and Directors, respectively, to report actual or potential conflicts of interest to our Corporate Governance and Nominating Committee. That Committee’s Charter gives it the authority to review and approve or disapprove any transactions involving Directors, nominees for director, executive officers, an immediate family member (as defined under applicable SEC rules) of such persons, or the holders of five percent or more of our stock (each a “Related Party”) which would be required to be disclosed under the applicable rules of the SEC. Directors and executive officers are required to present to the Committee specific information of a proposed transaction with a Related Party. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction only if the Committee determines that the transaction will result in a net benefit to the Company and our shareholders. No member of the Committee participates in any approval of a Related Party transaction in which the member has a material interest, other than to provide all pertinent information regarding the transaction to the Committee.

Related Party Transactions

The following section describes all Related Party transactions reviewed and approved by the Corporate Governance and Nominating Committee under the policy described above. Specifically, listed below are all transactions:

•	since the beginning of the fiscal year ended January 29, 2011;

•	in which the Company or any of its subsidiaries was or is to be a participant;

•	in which the amount involved exceeded or exceeds $120,000; and

•	in which a Related Party had or will have a direct or indirect material interest.

Aircraft Dry Lease. During the fiscal year ended January 29, 2011, the Company leased aircraft from JBW Aircraft Leasing Company, Inc. (“JBW”). The shareholders of JBW are John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of executive officers Blake, Peter and Erik Nordstrom and a beneficial owner of more than 5% of Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of Common Stock). The material terms of the lease arrangement are as follows:

•	the Company paid JBW a rate of $3,517 per hour of use of JBW’s aircraft; and

•	this arrangement is a “dry” lease, meaning that the Company provides or obtains its own fuel, crew and maintenance while using the leased aircraft.

During the fiscal year, the Company used the JBW aircraft a total of 75.2 hours and paid JBW $264,478.

Rent and Maintenance, Pilot and Administrative Services. During the fiscal year ended January 29, 2011, the parties listed in the following table paid the Company for maintenance services, pilot services, management fees, and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown in the following table. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on a survey conducted in February 2010 of market rates for maintenance services, pilot services, management fees and hangar rent available from independent third parties. Included on the JBW line item for Pilot Services for use of JBW’s aircraft is $5,727 paid by Blake W. Nordstrom and $391 paid by James F. Nordstrom, Jr., who are not shareholders of JBW.

Party/Aircraft	Amounts Paid to the Company for Maintenance, Pilot and Administrative Services ($)	Amounts Paid to the Company for Hangar Rent ($)	Amounts Paid to the Company for Miscellaneous Costs ($)
JBW	296,810	68,844	52,228
M&B Beaver, LLC Owned by Blake W. Nordstrom (President of the Company) and his wife	53,657	—	471
247N, LLC Partially owned by Blake W. Nordstrom	32,507	—	5,449
JD Plane, LLC Owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of James F. Nordstrom, Jr.)	57,691	—	2,304
TB Plane, LLC Owned by Sally A. Nordstrom (mother of James F. Nordstrom, Jr.)	56,333	—	357

Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. The hangar improvements are required to be surrendered to the Company upon expiration or termination of the sublease. The material terms of the sublease are as follows:

•

the term of the sublease ends in July 2020, but the Company has the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar;

•

LLC pays the Company a monthly base rent in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County, currently $8,266 per month;

•

LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135;

•

LLC paid a one-time security deposit in August 2007 in the amount of $10,463, plus an additional sum of $6,069 was paid in August 2009 to increase the security deposit amount to the required two times the current base rent.

In total, LLC paid the Company total rent of $127,110 during the fiscal year ended January 29, 2011.

Legal Services. D. Wayne Gittinger, a shareholder at Lane Powell PC, is the husband of Anne E. Gittinger. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended January 29, 2011 and was paid an aggregate of $1,091,314 for its services. This compensation arrangement is comparable to that of other legal firms providing professional services to the Company.

APPENDIX A

NORDSTROM, INC.

EMPLOYEE STOCK PURCHASE PLAN

(2011 Restatement)

SECTION 1. PURPOSE OF THE PLAN

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code. The Plan was originally adopted by the Company’s Board of Directors in November of 1999, and was approved by the Company’s shareholders in May of 2000. The Plan was subsequently amended in several respects and was completely restated in 2005, 2006, and 2008. This 2011 Restatement increases the authorized number of shares of Stock under the Plan, changes the default beneficiary hierarchy, modifies the procedure for designating Participating Companies in the Plan, and makes minor editorial changes to the Plan language. The 2011 Restatement is effective for Offering Periods beginning on and after April 1, 2011.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Plan shall be administered by the Committee.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. Offering Periods shall consist of the six-month periods commencing on each April 1 and October 1.

(b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed for this purpose by the Committee.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she (1) ceases to be an Eligible Employee, (2) withdraws from the Plan under Section 5(a), or (3) reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 8(b). A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur during the Offering Period on the payment date of any bonus, and on the payment date of all other compensation while a Participant in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate in the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than ten percent (10%).

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by notifying the Company using the process prescribed for this purpose by the Committee. The new withholding rate shall be effective as soon as reasonably practicable after such notification by the Company.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so at any time by using the process prescribed for this purpose by the Committee. Payroll withholding shall cease as soon as reasonably practicable after such notification. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by using the process prescribed for this purpose by the Committee. Payroll withholding shall resume as soon as reasonably practicable after such notification.

SECTION 5. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by using the process and timing prescribed for this purpose by the Committee. As soon as reasonably practicable after the effective date of a Participant’s withdrawal, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on an approved leave of absence. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death on or after April 1, 2011, the amount credited to his or her Plan Account, and any shares of Stock held by the broker designated by the Committee pursuant to Section 7(e), shall be paid to a beneficiary designated by him or her for this purpose in the enrollment process or, if none, or if the designee has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:

(1) first, to the Participant’s surviving spouse (as defined under federal law), or registered domestic partner (as defined under state law); or

(2) if the Participant does not have a surviving spouse or registered domestic partner, to his or her estate.

For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant’s death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. A Plan Account shall be maintained in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be ninety percent (90%) of the Fair Market Value of such share on the last trading day in such Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing shares of Stock purchased by a Participant under the Plan shall be held for each Participant’s benefit by a broker designated by the Committee for the Plan. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. A Participant may elect the following with respect to such shares, in accordance with and subject to the process prescribed for this purpose by the Committee:

i) that the Stock certificates be issued to him or her in exchange for the whole shares held within the Participant’s Account, or

ii) that shares held within the Participant’s Account be transferred to an appropriate broker designated by the Participant.

Each Participant shall be required to notify the Company in the event of the sale or disposition of any of such shares. For purposes of the previous sentence, the term “disposition” shall have the meaning prescribed under Section 424(c)(1) of the Code.

(f) Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

(g) Shareholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s shareholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value (determined under Code Section 423) of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) For purposes of applying subsection (ii), each Participant shall be deemed to have the right or option to purchase one thousand (1,000) shares of Stock under this Plan with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. Effective for Offering Periods commencing on and after April 1, 2011, the aggregate authorized number of shares of Stock available for purchase under the Plan is increased by three million two hundred thousand (3,200,000) shares, conditioned on approval of the increase by the Company’s shareholders within 12 months after the Board approves the increase. If the shareholders approve the increase, the aggregate authorized number of shares of Stock available for purchase under the Plan shall equal twelve million six hundred thousand (12,600,000) shares, subject to adjustment pursuant to this Section 13. Previously, the aggregate authorized number of shares of Stock available for purchase under the Plan was nine million four hundred thousand (9,400,000) shares. In the event the increase is not timely approved by the Company’s shareholders, the aggregate authorized number of shares of Stock available for purchase under the Plan shall remain at 9,400,000 shares.

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the one thousand (1,000) share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s shareholders or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Any amendment that increases the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company within 12 months before, or 12 months after, the Board’s adoption of the amendment. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. To the extent an amendment does not require shareholder or Board approval (as described above), the Committee shall have the authority to make technical and administrative amendments to the Plan for the sole purpose of carrying out its administrative responsibilities under the Plan.

SECTION 15. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Company” means Nordstrom, Inc., a Washington corporation.

(e) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses (if specifically designated as Compensation by the Participant), incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means any common-law employee who is employed by a Participating Company on February 1 or August 1. The following are excluded from the definition of an Eligible Employee:

(i) any individual whose participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her;

(ii) any employee who is covered by a collective bargaining agreement, if the collective bargaining agreement excludes the employee (or the bargaining unit of which the employee is a member) from participation in the Plan; and

(iii) to the extent permitted by Code Section 423, any individual designated by a Participating Company as an independent contractor, even if the individual later is determined by a court of competent jurisdiction to be a common law employee of a Participating Company.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last sale price quoted for such date by The Nasdaq National Market;

(ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(j) “Offering Period” means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b). Only Eligible Employees may become Participants in this Plan.

(l) “Participating Company” means (i) the Company, (ii) each Subsidiary that is a Participating Company as of February 1, 2011, and (iii) each present or future Subsidiary that is affirmatively designated by the Committee as a Participating Company after February 1, 2011. Except as provided in the preceding sentence, no other Subsidiary shall be a Participating Company. The Committee is authorized to change a present or future Subsidiary’s designation as a Participating Company at any time without additional shareholder approval. The Committee has previously designated the following as not being a Participating Company: Nordstrom Federal Credit Union, NORDSTROM.com, LLC, Just Jeffrey, Inc., JSK Enterprises, Inc. and any international Subsidiary (where employees receive no U.S. source income).

(m) “Plan” means this Nordstrom, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(n) “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(o) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(p) “Stock” means the Common Stock of the Company, no par value per share.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

IN WITNESS WHEREOF, pursuant to proper authority, this 2011 Restatement has been executed on behalf of the Company, this     day of         , 2011.

Attest:	NORDSTROM, INC.

By:
Delena Sunday Executive Vice President – Human Resources and Diversity Affairs

APPENDIX B

NORDSTROM, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(as amended August 18, 2010)

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to represent and assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.	The integrity of the Company’s financial statements
2.	The accounting, auditing and financial reporting processes of the Company;
3.	The management of business and financial risk and the internal controls environment;
4.	The Company’s compliance with legal and regulatory requirements and the ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;
5.	Reports resulting from the performance of audits by the independent auditor and the internal auditor;
6.	The qualifications, independence and performance of the Company’s independent auditors; and
7.	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

AUTHORITY

In fulfilling its responsibilities, the Committee shall:

1.	Have authority to conduct or authorize investigations into any relevant matters;

2.	Have authority to access Company records, information, facilities and personnel;

3.	Have sole authority to engage, evaluate and terminate the Company’s independent registered public accounting firm (“independent auditor”), which independent auditor shall report directly to the Committee;

4.	Have direct access to the independent auditor, the head of internal audit as well as anyone within the Company;

5.	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;

6.	Have sole authority to pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors;

7.	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

8.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and

9.	Have the resources and the sole authority to engage any consultants, legal counsel or advisors to provide services the Committee deems necessary and advisable to carry out the foregoing responsibilities, to approve all of the terms of such engagement including compensation, and to terminate any such engagement.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

1.	Member Requirements. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) as follows:

•	Number of Directors. The Committee shall consist of at least three independent directors.

•	Independent Directors Only. As defined by the NYSE and the SEC.

•

Finance/Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.

•

“Audit Committee Financial Expert.” At least one member will qualify as an “audit committee financial expert”, as defined by the SEC, and the identity of the audit committee financial expert shall be disclosed in the Company’s annual report on Form 10-K.

•

Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.

2.	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.

3.	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

4.	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.

5.	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

6.	Private Communications. At each Committee meeting, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.

7.	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

8.	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually and in conjunction with the Corporate Governance and Nominating Committee, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

9.	Proxy Statement Disclosure. The Company shall post an electronic copy of the Charter on the Company’s website and disclose the availability of the Charter and the website in the Company’s proxy statement in accordance with Securities and Exchange Commission regulations.

10.	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

11.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee.

CORPORATE ACCOUNTING, AUDITING, FINANCIAL CONTROLS AND REPORTING

1.	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.

2.	Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with PCAOB AU 380, Communication With Audit Committees (AU 380); SEC Regulation S-X Rule 2-07, Communication with Audit Committees (Rule 2-07); PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing Form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee will discuss with the independent auditors those matters required in accordance with AU 380, Rule 2-07, Rule 3526, the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

5.	Significant Deficiencies and/or Material Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant deficiencies and/or material weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.

6.	Internal Controls Report. Prior to filing Form 10-K, the Committee will review with the independent auditors, internal audit and management, the Company’s internal controls report.

7.	Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.

8.	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	Proxy Disclosure – Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK OVERSIGHT

1.	Review reports from management on the Company’s enterprise risk management program. Review with management the framework for assessing and managing the risk exposures of the Company, including compliance, operational and financial risks and the steps management has taken to monitor and control them.

2.	Review reports from management on the status of and changes to risk exposures, policies, procedures and practices.

3.	Review adequacy of risk parameters that have been established for each area of enterprise risk.

LEGAL, REGULATORY, ETHICS & COMPLIANCE

1.	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

2.	Compliance Programs. The Committee shall periodically review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics. The Committee shall also recommend any changes to the Company’s compliance programs to the Board for its approval, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards.

3.	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices.

INDEPENDENT AUDITOR

1.	Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee of the independent auditor may be put before the shareholders for an advisory vote.

2.	Independent Auditor’s Plan and Fees. The Committee will review and discuss with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

3.

Independent Auditor Independence and performance. The Committee shall require from the independent auditor formal written disclosures regarding the independent auditor’s independence consistent with PCAOB rules and, at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

4.	The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

INTERNAL AUDITOR

1.	Appointment of Vice President (“VP”) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the VP of Internal Audit.

2.	The Committee will review and discuss with internal audit the process used to assess risks and develop appropriate annual plans to audit and provide assurance on adequate mitigation of the Company’s key risks.

3.	The Committee will review and discuss the budget (including principal line items) and staffing required for the annual audit plan to be implemented by the internal audit function, the risk assessment methodology used in preparing the audit plan, the adequacy of their resources (including staff levels and turnover rates), and the appropriateness of their access within the Company to perform their work.

4.	The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

5.	The committee will review at least annually the performance of the internal audit function and an analysis of its ability to discharge its responsibilities. The committee will receive the IIA required External Quality Assessment (QA) every five years.

NORDSTROM

NORDSTROM, INC.
C/O SECRETARY
1700 7TH AVENUE
SEATTLE, WA 98101

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

1. Election of Directors	For	Against	Abstain
1a. Phyllis J. Campbell	☐	☐	☐
1b. Michelle M. Ebanks	☐	☐	☐
1c. Enrique Hernandez, Jr.	☐	☐	☐
1d. Robert G. Miller	☐	☐	☐
1e. Blake W. Nordstrom	☐	☐	☐
1f. Erik B. Nordstrom	☐	☐	☐
1g. Peter E. Nordstrom	☐	☐	☐
1h. Philip G. Satre	☐	☐	☐
1i. Felicia D. Thornton	☐	☐	☐
1j. B. Kevin Turner	☐	☐	☐
1k. Robert D. Walter	☐	☐	☐
1l. Alison A. Winter	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000098095_1 R1.0.0.11699

VOTE BY INTERNET - www.proxyvotm.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11.59 P.M. Eastern Time the day before the out-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11.59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line I Investor Address Line Investor Address Line 2 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A IAI 1 of 2 1 1 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. -401 K CONTROL# —>_000000000000 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 SHARES MACI 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR REIXIRDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Electios of Directors la. Phyllis J. Campbell lb. Michelle M. Ebamks 0 Q Q id. Robert G. Miller is. Blake W. Nordstrom 0 0 0 000 if. Erilc B. Nordstrom 1U Peter E. Nordstros lh. Philip G. Satre 0 0 0 0 0 0 000 ii. Felicia D. Thormtoa lj . B. Kevim Turner 000 000 1K. Robert B. Walter 000 ic. Esriqus Hernandez, Jr. For Against Abstain 000 000 11. Alison A. Winter 000The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2 APPROVAL OF THE AMENDMENT TO THE NORDSTROM, INC. EMPLOYEE STOCK PURCHASE PLAN. 3 RATIFICATION OF THE APPOINTMENT OP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION. 000 000 The Board of Directors recommends you vote 1 YEAR on the following proposal: 5 ADVISORY VOTE ON THE FREOUENCY OF FUTDRE ADVISORY VOTES ON EXECUTIVE COMPENSATION. 1 year 2 years 3 years Abstain 0000 NOTE: Such other business as nay properly come before the meeting or Any adjournment thereof. For Against Abstain 000 Please sign exactly as your name(s) appear)u) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders mast sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP# SEQUENCE # 0000000000 02 0000098095_1 R1.0.0.11699

The Notice and Proxy Statement and Annual Report on Form 10-K are available for vie wing purposes only at http ://investor. nordstrom.com To vote by internet, you must access www. proxyvote.com If you vote via telephone or internet, you (to not need to mail back this proxy card Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting; The Notice & Proxy Statement, Annual Report is) are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NORDSTROM, INC. 1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707 The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and Robert B. Sari, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 11, 2011,at 11:00a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5’ Floor, Seattle, Washington 98101-1707, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2, 3 and 4, and for 1 YEAR on Proposal 5. If any additional proposals are properly presented at the meeting and any adjournment thereot the Proxy Holders will vote on such additional proposals in accordance with their discretion. Notwithstanding the above, if there are shares allocated to the Shareholder’s account in the Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the “Retirement Committee”) to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder’s vote of shares held through the Plan is not received byII:59 p.m. Eastern Daylight Time on May 8, 2011, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted. Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card. Continued and to be signed on reverse side 0000098095_2 R1.0.0.11699